CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A	$400,000,000	$40,280.00

(1)	Calculated pursuant to Rule 457(r) under the Securities Act at the statutory rate of $100.70 per $1,000,000 of securities registered and relating to the Registration Statement on Form S-3 (No. 333-203953) filed by E*TRADE Financial Corporation on May 7, 2015.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203953

Prospectus Supplement

(To Prospectus dated May 7, 2015)

E*TRADE Financial Corporation

400,000 Shares of Fixed-to-Floating Rate Non-Cumulative

Perpetual Preferred Stock, Series A

We are offering 400,000 shares of our Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, liquidation preference $1,000 per share (“Series A Preferred Stock”).

Holders of Series A Preferred Stock will be entitled to receive dividend payments only when, as and if declared by our Board of Directors or a duly authorized committee of the Board of Directors. Any such dividends will be payable at a fixed rate per annum equal to 5.875% from the original issue date to, but excluding, September 15, 2026 and thereafter at a floating rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 4.435%. Any such dividends will be payable from the date of original issue on a non-cumulative basis, semi-annually in arrears on the 15th day of March and September of each year, commencing on March 15, 2017 and ending on September 15, 2026, and thereafter quarterly in arrears on the 15th day of March, June, September and December of each year (each, a “dividend payment date”). Payment of dividends on the Series A Preferred Stock is subject to certain legal, regulatory and other restrictions as described elsewhere in this prospectus supplement.

In the event dividends are not declared on Series A Preferred Stock for payment on any dividend payment date, then those dividends will not be cumulative and will cease to accrue or be payable. If we have not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for that dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

We may, at our option, redeem the shares of Series A Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after September 15, 2026 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements as described under “Description of Series A Preferred Stock—Redemption,” in each case, at a redemption price of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series A Preferred Stock will not have voting rights, except as set forth herein under “Description of Series A Preferred Stock—Voting Rights.”

We do not intend to apply for listing of the shares of Series A Preferred Stock on any securities exchange or for inclusion of the shares in any automated quotation system. Currently there is no public market for the Series A Preferred Stock.

The shares of Series A Preferred Stock are not deposits or savings accounts. These securities are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality and are not obligations of, or guaranteed by, a bank.

Investing in the Series A Preferred Stock involves risks that are described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement.

	Per Series A Preferred Share	Total
Public offering price (1)	$1,000	$400,000,000
Underwriting discount	$12.50	$5,000,000
Proceeds, before expenses, to E*TRADE	$987.50	$395,000,000

(1)	Does not include accrued dividends, if any, that may be declared. Dividends in respect of the first scheduled dividend payment date, if declared, will accrue from the date of original issuance, which is expected to be August 25, 2016.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Series A Preferred Stock in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about August 25, 2016, which is the seventh business day following the date of this prospectus supplement.

Joint Book-Running Managers

Credit Suisse	Goldman, Sachs & Co.	J.P. Morgan	Morgan Stanley

The date of this prospectus supplement is August 16, 2016

Prospectus Supplement

Prospectus

We have not authorized anyone to provide you any information other than that contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus issued by us (which we refer to as a “Company free writing prospectus”) and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related Company free writing prospectus or any document incorporated herein or therein by reference is accurate as of any date other than its date. Also, you should not assume that there has been no change in the affairs of E*TRADE since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about the shares of Series A Preferred Stock that we are selling in this offering and about the offering itself. The second part, the accompanying prospectus dated May 7, 2015, provides more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before investing in our Series A Preferred Stock. Before purchasing any shares of Series A Preferred Stock, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus supplement, the accompanying prospectus and the documents we incorporate herein or therein by reference may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not statements of historical facts are hereby identified as forward-looking statements for these purposes. In particular, statements in this prospectus supplement related to our proposed acquisition of Aperture New Holdings, Inc. (“Aperture”), the ultimate parent company of OptionsHouse, Inc. (“OptionsHouse”), and our proposed use of proceeds from this offering, as well as statements that we make under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015 relating to our overall volume trends, regulatory trends, industry forces, loan losses, margin trends, capital plans, anticipated capital expenditures and liquidity, and our strategies, are forward-looking statements. When used or incorporated by reference in this document, the words “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” “should” and similar expressions are intended to identify forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of market conditions, historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Except as expressly stated herein, we disclaim any duty to update any forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements are set forth under “Risk Factors” in this prospectus supplement and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015, including the following:

•	adverse changes in governmental regulations or enforcement practices, including those that may result from the implementation and enforcement of recently enacted regulatory reform legislation;

•	our potential inability to service our indebtedness and, if necessary, to raise sufficient additional capital, and the potential negative regulatory consequences that may result therefrom;

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•	potential increases in our provision for loan losses due to changes the residential real estate and credit markets and other dynamics that impact the provision;

•	our potential inability to retain our current customer assets and accounts;

•	our potential inability to reduce the credit risk in our loan portfolio;

•	liabilities and costs associated with investigations and lawsuits;

•	our dependence on payments from our subsidiaries, many of which are subject to laws and regulations that authorize regulatory bodies to block or reduce the flow of funds to us;

•	our potential inability to compete effectively;

•	our potential inability to manage the effects of changes in interest rates;

•	our potential inability to complete our proposed acquisition of Aperture, the ultimate parent company of OptionsHouse, or to achieve the expected synergies or other benefits of the acquisition within the anticipated timeframe, or at all;

•	adverse changes in general economic conditions, including fluctuations in interest rates; and

•	other factors described elsewhere in this prospectus supplement or the accompanying prospectus or in our current and future filings with the SEC.

We do not undertake any obligation, other than as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, future risks or otherwise. New information, future events or future risks may cause the forward-looking events we discuss in this prospectus supplement, the accompanying prospectus or the incorporated documents not to occur.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein carefully, including in particular the “Risk Factors” sections included and incorporated by reference in this prospectus supplement and the consolidated financial statements and related notes incorporated by reference in this prospectus supplement. Unless otherwise indicated or the context otherwise requires, the terms “we,” “our,” “us,” “the Company” and “E*TRADE” refer to E*TRADE Financial Corporation and its subsidiaries. References to the “parent company” are to E*TRADE Financial Corporation but not its subsidiaries.

Overview

We are a financial services company that provides brokerage and related products and services primarily to individual retail investors under the brand “E*TRADE Financial.” Our competitive strategy is to attract and retain customers by emphasizing a hybrid model for investing, trading and saving for retirement that leads with best-in-class digital channels, backed by professional support and guidance. We also provide investor-focused banking products, primarily sweep deposits, to retail investors.

Our corporate offices are located at 1271 Avenue of the Americas, 14th Floor, New York, New York 10020. We were incorporated in California in 1982 and reincorporated in Delaware in July 1996. We had approximately 3,600 employees at June 30, 2016. We operate directly and through numerous subsidiaries, many of which are overseen by governmental and self-regulatory organizations. Our most significant subsidiaries are described below:

•	E*TRADE Securities LLC (“E*TRADE Securities”) is a registered broker-dealer and is the primary provider of brokerage products and services to our customers;

•	E*TRADE Clearing LLC (“E*TRADE Clearing”) is a registered broker-dealer and its main purpose is to clear and settle securities transactions for customers of E*TRADE Securities;

•	E*TRADE Bank is a federally chartered savings bank utilized by E*TRADE’s broker-dealers to maximize the value of customer deposits. It provides our customers with Federal Deposit Insurance Corporation (“FDIC”) insurance on a certain amount of customer deposits and provides other banking products to our customers; and

•	E*TRADE Financial Corporate Services is a provider of software and services for managing equity compensation plans to our corporate clients.

As it relates to our broker-dealer subsidiaries, we are currently in the process of merging E*TRADE Securities, the introducing broker, with E*TRADE Clearing.

We provide services to customers through the following digital platforms: our website at www.etrade.com, E*TRADE mobile applications and the E*TRADE Pro advanced trading platform. We also provide services through our offline channels, including our network of customer service representatives and financial consultants and our customer service available via phone, email and online at our two national branches and in person through our 30 regional E*TRADE branches. Information on or accessible through our website is not a part of this prospectus supplement.

Recent Developments

On July 25, 2016 we announced an agreement to acquire Aperture, the ultimate parent company of OptionsHouse, for $725 million in cash. We intend to fund a portion of the purchase price with the net proceeds of this offering, with the remainder of the purchase price to be paid out of existing cash. The transaction is expected to close in the fourth quarter of 2016, subject to regulatory approvals and closing conditions.

THE OFFERING

The following summary contains basic information about our Series A Preferred Stock and is not intended to be complete. For a more complete understanding of the Series A Preferred Stock, please refer to “Description of Series A Preferred Stock.” For purposes of the following summary, references to “Company,” “we,” “us” and “our” refer to E*TRADE Financial Corporation and its successors, in each case excluding its subsidiaries.

Issuer	E*TRADE Financial Corporation.

Securities Offered	400,000 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value, with a liquidation preference of $1,000 per share.

We may from time to time elect to issue additional shares of the Series A Preferred Stock, and all of the additional shares would be deemed to form a single series with the Series A Preferred Stock.

Dividends	Holders of Series A Preferred Stock will be entitled to receive dividend payments only when, as and if declared by our Board of Directors or a duly authorized committee of our Board of Directors. Any such dividends will be payable at a fixed rate per annum equal to 5.875% from the original issue date to, but excluding, September 15, 2026 (the “fixed rate period”) and thereafter at a floating rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 4.435% (the “floating rate period”). Any such dividends will be payable on a non-cumulative basis, from the date of original issue to and excluding September 15, 2026, semi-annually in arrears on March 15 and September 15, commencing on March 15, 2017, and thereafter quarterly in arrears on the 15th day of March, June, September and December of each year.

LIBOR for each dividend period during the floating rate period will be the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such dividend period, that appears on Reuters screen page LIBOR01, or any successor page, at approximately 11:00 a.m., London time, on the second London business day immediately preceding the first day of such dividend period, except in the circumstances described under “Description of Series A Preferred Stock—Dividends” below.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date or any earlier redemption date, except that the initial dividend period will commence on and include the original issue date of the Series A Preferred Stock and will end on and exclude the March 15, 2017 dividend payment date.

Dividends on the Series A Preferred Stock will not be cumulative. If our Board of Directors (or a duly authorized committee of the Board of Directors) has not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends accrued for such dividend period after the dividend payment date for that dividend period, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period. References to the “accrual” of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

Payment of dividends on the Series A Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Risk Factors—Risks Relating to Series A Preferred Stock—Our ability to pay dividends on the Series A Preferred Stock depends upon the results of operations of our subsidiaries and—Our ability to pay dividends on the Series A Preferred Stock may be limited by extensive and changing regulatory considerations” and “Description of Series A Preferred Stock—Dividends” below.

The Series A Preferred Stock will be junior as to payment of dividends to any class or series of our preferred stock that is expressly stated to be senior as to payment of dividends to the Series A Preferred Stock (issued with the requisite consent of the holders of the Series A Preferred Stock). If at any time we have failed to pay, on the scheduled payment date, accrued dividends on any shares that rank senior in priority to the Series A Preferred Stock with respect to dividends, we may not pay any dividends on the Series A Preferred Stock or redeem or otherwise repurchase any shares of Series A Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the shares that rank senior in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the Series A Preferred Stock.

So long as any share of Series A Preferred Stock remains outstanding, no dividend or distribution shall be paid or declared or funds set aside for payment on our junior stock (as defined below), and no junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, and no shares of parity stock shall be repurchased, redeemed, or otherwise acquired for consideration by us, other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such parity stock during a dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside).

The foregoing limitation with respect to junior stock does not apply to:

•	repurchases, redemptions or other acquisitions of shares of junior stock of E*TRADE Financial Corporation in connection with (1)

any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment plan or stockholder stock purchase plan;

•	purchases or repurchases of shares of our junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

•	an exchange, redemption, reclassification or conversion of any class or series of E*TRADE Financial Corporation’s junior stock for any class or series of E*TRADE Financial Corporation’s junior stock;

•	the purchase of fractional interests in shares of E*TRADE Financial Corporation’s junior stock under the conversion or exchange provisions of the junior stock or the security being converted or exchanged;

•	any declaration of a dividend payable solely in junior stock in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan (so long as such right to stock or other property only consists of junior stock or the right to purchase junior stock), or the redemption or repurchase of rights pursuant to the plan; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

The foregoing limitation with respect to parity stock does not apply to:

•	purchases or repurchases of shares of our parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

•	an exchange, redemption, reclassification or conversion of any class or series of E*TRADE Financial Corporation’s parity stock for any class or series of E*TRADE Financial Corporation’s parity stock;

•	the purchase of fractional interests in shares of E*TRADE Financial Corporation’s parity stock under the conversion or exchange provisions of the parity stock or the security being converted or exchanged; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

In addition, the foregoing limitation shall not restrict the ability of us or any of our affiliates (i) to engage in any market-making transactions in our junior stock or parity stock in the ordinary course of business or (ii) to acquire record ownership in junior stock or parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians.

For the avoidance of doubt, the foregoing limitation shall not restrict us from taking any of the actions set forth above after the original issue date of the Series A Preferred Stock and prior to the first dividend payment date on the Series A Preferred Stock.

As used in this prospectus supplement, “junior stock” means any class or series of capital stock of E*TRADE Financial Corporation that ranks junior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of E*TRADE Financial Corporation. Junior stock includes our common stock.

When dividends are not paid in full upon the shares of Series A Preferred Stock and any shares of parity stock (as defined below), all dividends declared with respect to shares of Series A Preferred Stock and all such parity stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series A Preferred Stock for such dividend period and all such parity stock for such dividend period bear to each other.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of E*TRADE Financial Corporation that ranks equally with the Series A Preferred Stock in the payment of dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of E*TRADE Financial Corporation.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) and may be declared and paid on our common stock and any stock ranking, as to dividends, equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Dividend Payment Dates

Any dividends will be payable on a non-cumulative basis, from the date of original issue, semi-annually in arrears on March 15 and September 15, commencing on March 15, 2017 and ending on September 15, 2026, and thereafter quarterly in arrears on the 15th day of March, June, September and December of each year. If any scheduled dividend payment date up to and including the September 15, 2026 scheduled dividend payment date is not a business day, then the payment will be made on the next succeeding business day and no additional dividends will accrue as a result of that postponement. If any scheduled dividend payment date thereafter is not a business day, then the dividend payment date will be postponed to the next succeeding business day unless such day falls in the next calendar month, in which case the dividend payment date will be brought forward to the immediately preceding day that is a business day, and, in either case, dividends will accrue to, but excluding, the date dividends are paid. “Business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

Redemption	The Series A Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem the shares of the Series A Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after September 15, 2026 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event (as defined in “Description of Series A Preferred Stock—Redemption” below), in each case, at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends.

The holders of Series A Preferred Stock will not have the right to require the redemption or repurchase of the Series A Preferred Stock.

Redemption of Series A Preferred Stock is subject to certain legal, regulatory and other restrictions described under “Description of Series A Preferred Stock—Redemption” below.

Liquidation Rights	Upon any voluntary or involuntary liquidation, dissolution or winding up of E*TRADE Financial Corporation, holders of shares of Series A Preferred Stock are entitled to receive out of assets of E*TRADE Financial Corporation available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of our common stock or of any other class or series of our capital stock ranking junior as to such a distribution to the Series A Preferred Stock, $1,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Distributions will be made only to the extent of E*TRADE Financial Corporation’s assets that are available after satisfaction of all liabilities to creditors, if any (pro rata as to the Series A Preferred Stock and any other shares of our stock ranking equally as to such distribution). See “Description of Series A Preferred Stock—Liquidation Rights” below.

Voting Rights	None, except with respect to certain changes in the terms of the Series A Preferred Stock and in the case of certain dividend non-payments. See “Description of Series A Preferred Stock—Voting Rights” below.

Ranking	Shares of the Series A Preferred Stock will rank (i) senior to our common stock and any class or series of our capital stock expressly stated to be junior to the Series A Preferred Stock, (ii) junior to any class or series of our capital stock expressly stated to be senior to the Series A Preferred Stock (issued with the requisite consent of the holders of the Series A Preferred Stock) and (iii) equally with each other class or series of preferred stock we may issue that is not expressly stated to be senior or junior to the Series A Preferred Stock, with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up. We will generally be able to pay dividends and distributions upon our liquidation, dissolution or winding up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity or other senior claims).

We are not restricted from issuing additional Series A Preferred Stock or securities similar to the Series A Preferred Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, the Series A Preferred Stock.

Maturity	The Series A Preferred Stock does not have any maturity date, and we are not required to redeem or repurchase the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it and receive prior approval of the Board of Governors of the Federal Reserve System (“Federal Reserve”) (or any successor appropriate federal banking agency) to do so, if then required by applicable law.

Preemptive and Conversion Rights	None.

Listing	We do not intend to apply for listing of the Series A Preferred Stock on any securities exchange or interdealer market quotation system.

CUSIP / ISIN	269246 BN3 / US269246BN31

Risk Factors	You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. In particular, you should evaluate the information set forth under “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” in this prospectus supplement before deciding whether to invest in the Series A Preferred Stock. See “Risk Factors” beginning on page S-9 of this prospectus supplement for important information regarding us and an investment in the Series A Preferred Stock.

Tax Consequences	Subject to applicable limitations and restrictions, dividends paid to corporate U.S. Holders (as defined in “Material U.S. Federal Tax

Consequences” below) will be eligible for the dividends-received deduction. Dividends paid to a Non-U.S. Holder (as defined in “Material U.S. Federal Tax Consequences” below) generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. For further discussion of the tax consequences relating to the Series A Preferred Stock, see “Material U.S. Federal Tax Consequences” below.

Use of Proceeds	We estimate that the net proceeds from the sale of Series A Preferred Stock will be approximately $394 million after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us. We intend to use all of the net proceeds from this offering, along with existing corporate cash, to finance our acquisition of Aperture, the ultimate parent company of OptionsHouse. If the acquisition of Aperture is not consummated, we intend to use the net proceeds of this offering for general corporate purposes, which may include acquisitions or other investment opportunities. However, we currently have no agreements or commitments with respect to any material acquisition or investment (other than our agreement to acquire Aperture).

Transfer Agent and Registrar	The Bank of New York Mellon Trust Company, N.A.

Calculation Agent	The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

Unless otherwise indicated or the context otherwise requires, the terms “we,” “our,” “us,” “the Company” and “E*TRADE” in this “Risk Factors” section refer to E*TRADE Financial Corporation and its subsidiaries. Under the heading “—Risks Relating to Series A Preferred Stock, ” the terms “we,” “our,” “us” and “E*TRADE” refer to E*TRADE Financial Corporation, the issuer of the Series A Preferred Stock, and not to its subsidiaries. References to the “parent company” in this “Risk Factors” section are to E*TRADE Financial Corporation but not its subsidiaries.

Definitions for certain terms used under the heading “—Risks Relating to Series A Preferred Stock” but not defined are found below in this prospectus supplement under “Description of Series A Preferred Stock.”

In considering whether to purchase shares of Series A Preferred Stock, you should carefully consider all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below, which are not exhaustive.

Risks Relating to Series A Preferred Stock

The Series A Preferred Stock is equity and is subordinate to our existing and future indebtedness.

The shares of Series A Preferred Stock are equity interests in E*TRADE and do not constitute indebtedness. As such, the shares of Series A Preferred Stock will rank junior to all indebtedness and other non-equity claims on E*TRADE with respect to assets available to satisfy claims on E*TRADE Financial Corporation, including in the event of a liquidation of E*TRADE. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series A Preferred Stock (1) dividends are payable only when, as and if declared by our Board of Directors (or a duly authorized committee of the Board of Directors), (2) as a corporation, we are subject to restrictions on payments of dividends and any redemption price out of lawfully available funds and (3) as a savings and loan holding company, our ability to declare and pay dividends is subject to the oversight of the Federal Reserve.

The Series A Preferred Stock may be subordinate to other preferred stock we may issue in the future.

The Series A Preferred Stock will be junior as to payment of dividends to any class or series of our preferred stock that may be issued (with the requisite consent of the holders of the Series A Preferred Stock) in the future that is expressly stated to be senior as to payment of dividends to the Series A Preferred Stock. If at any time we have failed to pay, on the applicable payment date, accrued dividends on any of those shares that rank senior in priority with respect to dividends, we may not pay any dividends on the Series A Preferred Stock or redeem or otherwise repurchase any shares of Series A Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the shares that rank senior in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the Series A Preferred Stock. In addition, in the event of any liquidation, dissolution or winding up of E*TRADE, holders of the Series A Preferred Stock will not be entitled to receive the liquidation preference of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up.

Dividends on the Series A Preferred Stock are discretionary and non-cumulative.

Dividends on the Series A Preferred Stock are discretionary and non-cumulative. Consequently, if our Board of Directors (or a duly authorized committee of the Board of Directors) does not authorize and declare a dividend for any dividend period, holders of the Series A Preferred Stock would not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue or be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our Board of Directors (or a duly authorized committee of the Board of Directors) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series A Preferred Stock or any other preferred stock we may issue.

Our ability to pay dividends on the Series A Preferred Stock depends upon the results of operations of our subsidiaries.

Our ability to declare and pay dividends is primarily dependent on the receipt of dividends, distributions and other payments from our subsidiaries. Payments of dividends and distributions to us by our subsidiaries will be contingent upon our subsidiaries’ earnings, business considerations and various regulatory considerations, including regulatory approval for dividends paid to us by E*TRADE Bank and regulatory notification for dividends paid by our broker-dealer subsidiaries.

Our ability to pay dividends on the Series A Preferred Stock is subject to restrictions and may in the future be further limited by changing regulatory considerations.

We are subject to extensive laws, regulations and rules, both in the U.S. and internationally, that may limit directly or indirectly the payment of dividends on the Series A Preferred Stock.

In particular, the Federal Reserve, Office of the Comptroller of the Currency (“OCC”) and FDIC have authority to prohibit or to limit the payment of dividends by the banking organizations they supervise, including, for example, the parent company, if in the relevant banking regulator’s opinion, payment of a dividend would constitute an unsafe or unsound practice in light of the financial condition of the banking organization, or if the parent company would not be at least “adequately capitalized” following the distribution. For information on potential restrictions on issuances of dividends by our banking subsidiary, see “Risk Factors—We conduct all of our operations through subsidiaries and rely on dividends from our subsidiaries for a substantial amount of our cash flows.” In addition, although as a savings and loan holding company the parent company currently is not subject to the Federal Reserve’s Comprehensive Capital Analysis and Review (“CCAR”) rule, the Federal Reserve may in the future require us to comply with the CCAR process or some modified version of the CCAR process. Under CCAR, the Federal Reserve measures the minimum capital requirement levels of an institution under various stress scenarios. Further, as a savings and loan holding company the parent company currently is not subject to the Federal Reserve’s capital planning rule, the parent company may in the future be required to prepare and submit a form of capital plan to the Federal Reserve, and we may be required to seek the Federal Reserve’s review and approval of our capital plan consistent with the capital planning rule. To the extent we are made subject to the CCAR process or the capital planning rule, our ability to return capital to shareholders or to reinvest capital in our business may be curtailed.

In addition, we have recently announced our intention to cross $50 billion in consolidated assets, which is a regulatory threshold for certain additional requirements. If our average total consolidated assets for the most recent four consecutive quarters is at least $50 billion, additional and more stringent regulatory requirements will become applicable to us, including modified liquidity coverage ratio and stress testing requirements. Compliance with these regulations may create further constraints on our ability to pay dividends.

The Series A Preferred Stock will be subordinated to the obligations of our subsidiaries.

We are a savings and loan holding company and conduct substantially all of our operations through our subsidiaries. Our right to receive any assets of any of our subsidiaries upon their liquidation, reorganization or otherwise, and thus your ability as a holder of the Series A Preferred Stock to benefit indirectly from such distribution, will be subject to the prior claims of the subsidiaries’ creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of those subsidiaries and any indebtedness of those subsidiaries senior to that held by us.

General market conditions and unpredictable factors could adversely affect market prices for the Series A Preferred Stock.

There can be no assurance about the market prices for the Series A Preferred Stock. Several factors, many of which are beyond our control, will influence the market value of the Series A Preferred Stock. Factors that might influence the market value of the Series A Preferred Stock include:

•	whether dividends have been declared and are likely to be declared on the Series A Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit rating agencies, including any ratings given to the Series A Preferred Stock;

•	changes in interest rates;

•	the market for similar securities; and

•	economic, financial, geopolitical or regulatory events that affect us or the financial markets generally.

Accordingly, the shares of Series A Preferred Stock that you purchase, whether in this offering or in the secondary market, may trade at a discount to the price that you paid for the shares.

The Series A Preferred Stock may not have an active trading market.

The shares of Series A Preferred Stock are a new issue with no established trading market and we do not intend to apply for listing of the shares of Series A Preferred Stock on any securities exchange or for inclusion of the shares in any automated quotation system. There may be little or no secondary market for the shares of Series A Preferred Stock. Even if a secondary market for the shares of Series A Preferred Stock develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial.

Investors should not expect us to redeem the Series A Preferred Stock on or after the date it becomes redeemable at our option and our ability to redeem the Series A Preferred Stock will be subject to the prior approval of the Federal Reserve.

The Series A Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series A Preferred Stock may be redeemed by us at our option (i) either in whole or in part, from time to time, on any dividend payment date on or after September 15, 2026, or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined in “Description of Series A Preferred Stock—Redemption” below). Any decision we may make at any time to propose a redemption of the Series A Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time.

Although the terms of the Series A Preferred Stock have been established to satisfy the criteria for “additional Tier 1 capital” instruments consistent with Basel III as set forth in the joint final rulemaking issued in July 2013 by the Federal Reserve, the FDIC and the OCC, it is possible that the Series A Preferred Stock may not satisfy the criteria set forth in future rulemaking or interpretations. As a result, a Regulatory Capital Treatment Event (as defined in “Description of Series A Preferred Stock—Redemption” below) could occur.

Additionally, any redemption of the Series A Preferred Stock will be subject to our receipt of required prior approval by the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency, if any), and to the satisfaction of conditions set forth in the capital adequacy guidelines or regulations of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) applicable to redemption of the Series A Preferred Stock, if any. Under the Federal Reserve’s current risk-based capital rules applicable to savings and loan holding companies, any redemption of the Series A Preferred Stock is subject to prior approval of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Series A Preferred Stock that we may propose. There also can be no assurance that, if we propose to redeem the Series A Preferred Stock without replacing such Preferred Stock with common equity Tier 1 capital or additional Tier 1 capital instruments, the Federal Reserve will authorize the redemption. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Series A Preferred Stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.

We have the right under certain circumstances to redeem the Series A Preferred Stock prior to September 15, 2026.

By its terms, the Series A Preferred Stock may be redeemed by us prior to September 15, 2026 upon the occurrence of certain events involving the capital treatment of the Series A Preferred Stock. In particular, upon our determination in good faith that an event has occurred that would constitute a “Regulatory Capital Treatment Event”, we may, at our option, redeem in whole, but not in part, the shares of Series A Preferred Stock, subject to the prior approval of the Federal Reserve. See “Description of Series A Preferred Stock—Redemption.”

If we are not paying full dividends on any parity stock we may issue in the future, we will not be able to pay full dividends on Series A Preferred Stock.

When dividends are not paid in full on the shares of Series A Preferred Stock and any shares of parity stock, all dividends declared with respect to shares of Series A Preferred Stock and all parity stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series A Preferred Stock for such dividend period and all parity stock for such dividend period bear to each other. Therefore, if we are not paying full dividends on any parity stock we may issue in the future, we will not be able to pay full dividends on Series A Preferred Stock.

Holders of Series A Preferred Stock will have limited voting rights.

Holders of the Series A Preferred Stock have no voting rights with respect to matters that generally require the approval of voting shareholders. However, holders of the Series A Preferred Stock will have the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Series A Preferred Stock, as described under “Description of Series A Preferred Stock—Voting Rights” below. In addition, if dividends on the Series A Preferred Stock, or any other voting preferred stock (as defined in “Description of Series A Preferred Stock—Voting Rights” below), have not been declared or paid for the equivalent of three semi-annual or six quarterly full dividend payment periods, whether or not for consecutive dividend periods, the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our Board of Directors, subject to the terms and to the limited extent described under “Description of Series A Preferred Stock—Voting Rights” below. The Series A Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to above. To the extent that the Series A Preferred Stock are deemed to be voting securities for federal banking regulation purposes, certain regulatory restrictions and consequences may apply to holders of the Series A Preferred Stock, depending, among other things, on their ownership percentage and their regulatory status. See “Description of Series A Preferred Stock—Voting Rights” below.

There may be future sales of Series A Preferred Stock, which may adversely affect the market price of the Series A Preferred Stock.

We are not restricted from issuing additional Series A Preferred Stock or securities similar to the Series A Preferred Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, the Series A Preferred Stock. Holders of the Series A Preferred Stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Series A Preferred Stock could decline as a result of sales of additional Series A Preferred Stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the Series A Preferred Stock bear the risk that our future offerings will reduce the market price of the Series A Preferred Stock and dilute their ownership of the Series A Preferred Stock.

Risks Relating to the Nature and Operation of Our Business

Turmoil in the global financial markets could reduce trading volumes and margin lending and increase our dependence on our more active customers who receive lower pricing, resulting in lower revenues.

Digital investing services to the retail customer, including trading, margin lending and sweep deposits, account for a significant portion of our revenues. Turmoil in the global financial markets could lead to changes in volume and price levels of securities transactions which may, in turn, result in lower trading volumes and margin lending. In particular, a decrease in trading activity within our lower activity accounts could impact revenues and increase dependence on more active trading customers who receive more favorable pricing based on their trade volume. A decrease in trading activity or securities prices would also typically be expected to result in a decrease in margin lending, which would reduce the revenue that we generate from interest charged on margin receivables and increase our credit risk because the value of the collateral could fall below the amount of indebtedness it secures.

We may be unsuccessful in managing the effects of changes in interest rates and the enterprise interest-earning assets in our portfolio.

Net interest income is an important source of our net revenue. Net interest income is largely impacted by the size of our balance sheet, our balance sheet mix, and average yields on our assets and liabilities. Our results of operations depend, in part, on our level of net interest income and our effective management of the impact of changing interest rates and varying asset and liability maturities. Our ability to manage interest rate risk could impact our financial condition. We use derivatives as hedging instruments to reduce the potential effects of changes in interest rates on our results of operations. However, the derivatives we utilize may not be completely effective at managing this risk and changes in market interest rates and the yield curve could reduce the value of our financial assets and reduce our net interest income and net revenue.

We will continue to experience losses in our mortgage loan portfolio.

At June 30, 2016, the principal balance of our one-to four-family loan portfolio was $2.2 billion and the allowance for loan losses for this portfolio was $42 million. At June 30, 2016, the principal balance of our home equity loan portfolio was $1.8 billion and the allowance for loan losses for this portfolio was $245 million. Although the provision for loan losses has declined in recent periods and we recognized a benefit for loan losses of $69 million during the six months ended June 30, 2016, performance is subject to variability in any given quarter and we cannot state with certainty that the declining loan loss trend will continue. Due to the complexity and judgment required by management about the effect of matters that are inherently uncertain, there can be no assurance that our allowance for loan losses will be adequate. In the normal course of conducting examinations, our banking regulators, the OCC and Federal Reserve, continue to review our policies and procedures. This process is dynamic and ongoing and we cannot be certain that additional changes or actions to our policies and procedures will not result from their continuing review. We may be required under such circumstances to further increase the allowance for loan losses, which could have an adverse effect on our regulatory capital position and our results of operations in future periods.

Certain characteristics of our mortgage loan portfolio indicate an increased risk of loss. For example, at June 30, 2016:

•	approximately 14% and 33% of the one- to four-family and home equity loan portfolios, respectively, had a current loan-to-value (“LTV”)/combined loan-to-value (“CLTV”) of greater than 100%;

•	borrowers with current Fair Isaac Credit Organization (“FICO”) scores less than 700 consisted of approximately 33% and 40% of the one- to four-family and home equity loan portfolios, respectively; and

•	approximately 36% and 45% of the one- to four-family and home equity loan portfolios, respectively, were not yet amortizing.

The foregoing factors are among the key items we track to predict and monitor credit risk in our mortgage portfolio, together with loan type, housing prices, loan vintage and geographic location of the underlying property. We believe the relative importance of these factors varies, depending upon economic conditions. Home equity loans have certain characteristics that result in higher risk than first lien, amortizing one- to four-family loans. For example, at June 30, 2016:

•	approximately 87% of the home equity loan portfolio are second lien loans on residential real estate properties;

•	we hold both the first and second lien positions in less than 1% of the home equity loan portfolio; and

•	the majority of home equity lines of credit convert to amortizing loans at the end of the draw period, which typically ranges from five to ten years, while approximately 3% of this portfolio will require the borrowers to repay the loan in full at the end of the draw period, commonly referred to as “balloon loans.”

Second lien loans carry higher credit risk because the holder of the first lien mortgage has priority in right of payment. Therefore, downturns in real estate markets may result in the value of the collateral being insufficient to cover the second lien positions. In addition, in loans for which we do not hold the first lien positions, we are exposed to risk associated with the actions and inactions of the first lien holder. The average estimated current CLTV on our home equity loan portfolio was 89% as of June 30, 2016.

We monitor our borrowers by refreshing FICO scores and CLTV information on a quarterly basis. We do not have access to complete data on the first lien positions of second lien home equity loans. Actual loan defaults and delinquencies of amortizing home equity lines of credit that exceed our current expectations could negatively impact our financial performance.

We rely on third party service providers to perform certain key functions and any failure to perform those functions as a result of operational or technological failure, including cybersecurity attacks on our third party service providers could result in the interruption of our operations and systems and could result in significant costs and reputational damage to us.

We rely on third party service providers for certain technology, processing, servicing and support functions. These third party service providers are also susceptible to operational and technology vulnerabilities, which may impact our business. In addition, these third party service providers may rely on other parties (also referred to as “fourth parties” or sub-contractors) to provide services to us which also face similar risks. For example, external content providers provide us with financial information, market news, quotes, research reports and other fundamental data that we offer to clients. We do not directly service any of our loans and, as a result, we rely on third party vendors and servicers to provide information on our loan portfolio. These services cover payment information on home equity loans, including which borrowers are paying only the minimum amount due.

As part of our enterprise risk management program build-out, we have invested in our third party oversight capabilities which included enhanced processes to evaluate third party providers, designed to verify that the third party service providers can support the stability of our operations and systems. However, these efforts may be insufficient and we cannot assure you that we will not experience a failure as a result of a third party service provider. Any significant failures or security breaches by or of our third party service providers or their sub-contractors, including any actual or perceived cybersecurity attacks, security breaches, fraud, phishing attacks, acts of vandalism, information security breaches and computer viruses which could result in unauthorized access, misuse, loss or destruction of data, an interruption in service or other similar events could interrupt our business, cause us to incur losses, subject us to fines or litigation and harm our reputation. An interruption in or the cessation of service by any third party service provider and our inability to make alternative arrangements in a timely manner could have a material impact on our ability to offer certain products and services and cause us to incur losses. We cannot assure you that any of these third party service providers or their sub-contractors will be able to continue to provide their products and services in an efficient, cost effective manner, if at all, or that they will be able to adequately expand their services to meet our needs and those of our customers. We may incur significant additional costs to implement enhanced protective measures and technology, to investigate and remediate vulnerabilities or other exposures or to make required notifications.

We expect that our regulators will hold us responsible for any deficiencies in our oversight and control of our third party relationships and for the performance of such third parties. If there were deficiencies in the oversight and control of our third party relationships, and if our regulators held us responsible for those deficiencies, our business, reputation, and results of operations could be adversely affected.

We conduct all of our operations through subsidiaries and rely on dividends from our subsidiaries for a substantial amount of our cash flows.

We depend on dividends, distributions and other payments from our subsidiaries to fund payments on our obligations, including our debt obligations or to make dividend payments on the Series A Preferred Stock. Regulatory and other legal restrictions limit our ability to transfer funds to or from certain subsidiaries. In addition, many of our subsidiaries are subject to laws and regulations that authorize regulatory bodies to block or reduce the flow of funds to us, or that prohibit such transfers altogether in certain circumstances. These laws and regulations may hinder our ability to access funds that we may need to make payments on our obligations, including our debt obligations, or to make dividend payments on the Series A Preferred Stock and otherwise conduct our business.

In particular, a savings association that is part of a savings and loan holding company structure, such as E*TRADE Bank, must file a notice of a declaration of a dividend with the Federal Reserve at least 30 days before the proposed dividend declaration by the bank’s board of directors. OCC regulations set forth the circumstances under which a federal savings association is required to submit an application or notice before it may make a capital distribution. See “Item 1. Business—Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2015 incorporated by reference into this prospectus supplement for additional information.

As of June 30, 2016, much of our capital was invested in our banking subsidiary E*TRADE Bank. The timing and amount of dividends from E*TRADE Bank will vary as we utilize capital for balance sheet growth and is subject to regulatory approvals. The Federal Reserve may object to a proposed capital distribution if, among other things, E*TRADE Bank is, or as a result of such dividend or distribution would be, undercapitalized or it has safety and soundness concerns. We cannot be certain, however, that we will receive regulatory approval for such contemplated dividends at the requested levels or at all.

Under the OCC stress test regulations, E*TRADE Bank is required to conduct stress-testing using the prescribed stress-testing methodologies. In 2015, E*TRADE Bank submitted and published the results of its second annual stress test, as required. For 2016, submissions were based on financial data as of December 31,

2015 and E*TRADE Bank submitted prior to June 30, 2016. E*TRADE Bank will be required to publish summary results of the stress test between October 15 and October 31, 2016. The OCC analyzes and provides feedback on the quality of E*TRADE Bank’s stress test process and results. While there is no formal mechanism for the OCC to “pass” or “fail” E*TRADE Bank’s stress test processes and results, it will likely consider these processes and results in evaluating proposed actions that may affect E*TRADE Bank’s capital, including but not limited to redemption or repurchase of regulatory capital instruments, dividends and mergers and acquisitions. If the OCC were to object to any such proposed action, our business prospects, results of operations and financial condition could be adversely affected.

We operate in a highly competitive industry where many of our competitors have greater financial, technical, marketing and other resources.

The financial services industry is highly competitive, with multiple industry participants competing for the same customers. Many of our competitors have longer operating histories and greater resources than we have and offer a wider range of financial products and services. Other of our competitors offer a more narrow range of financial products and services and have not been as susceptible to the disruptions in the credit markets that have impacted us, and therefore have not suffered the losses we have. The impact of competitors with superior name recognition, greater market acceptance, larger customer bases or stronger capital positions could adversely affect our revenue growth and customer retention. Our competitors may also be able to respond more quickly to new or changing opportunities and demands and withstand changing market conditions better than we can. Competitors may conduct extensive promotional activities, offering better terms, lower prices and/or different products and services or combinations of products and services that could attract current and prospective E*TRADE customers and potentially result in intensified price competition within the industry. We may not be able to match the marketing efforts or prices of our competitors due to our financial position and cost structure. Some of our competitors may also benefit from established relationships among themselves or with third parties enhancing their products and services.

In addition, we compete in a technology-intensive industry characterized by rapid innovation. We may be unable to effectively use new technologies, adopt our services to emerging industry standards or develop, introduce and market enhanced or new products and services. If we are not able to update or adapt our products and services to take advantage of the latest technologies and standards, or are otherwise unable to tailor the delivery of our services to the latest personal and mobile computing devices preferred by our retail customers, our business and financial performance could suffer.

Our ability to compete successfully in the financial services industry depends on a number of factors, including, among other things:

•	maintaining and expanding our market position;

•	attracting and retaining customers;

•	providing easy to use and innovative financial products and services;

•	our reputation and the market perception of our brand and overall value;

•	maintaining competitive pricing;

•	competing in a concentrated competitive landscape;

•	the quality of our technology (including cybersecurity defenses), products and services;

•	deploying a secure and scalable technology and back office platform;

•	innovating effectively in launching new or enhanced products;

•	the differences in regulatory oversight regimes to which we and our competitors are subject;

•	attracting new employees and retaining our existing employees; and

•	general economic and industry trends.

Our competitive position within the industry could be adversely affected if we are unable to adequately address these factors, which could have a material adverse effect on our business and financial condition.

If we do not successfully participate in consolidation opportunities, we could be at a competitive disadvantage.

There has been significant consolidation in the financial services industry and this consolidation may continue in the future. If we fail to take advantage of viable consolidation opportunities, our competitors may be able to capitalize on those opportunities and take advantage of greater scale and cost efficiencies to our detriment. Any acquisition we do consummate would likely entail significant risks to our business and financial condition.

For example, on July 25, 2016 we announced an agreement to acquire Aperture, the ultimate parent company of OptionsHouse, for $725 million in cash. The proposed acquisition of Aperture will subject us to a number of risks, uncertainties, and potential costs, including that:

•	The closing of the transaction may not occur or may be delayed;

•	Our purchase of Aperture may require additional investment that we do not currently anticipate;

•	We may experience significant attrition in the acquired accounts or experience other issues that would prevent us from achieving the expected synergies within the anticipated timeframe, or at all;

•	Our retention of customers’ assets may be impacted by our ability to successfully integrate the acquired operations, products (including pricing) and personnel;

•	Attempts to retain key personnel may not succeed;

•	We may assume undisclosed liabilities that could be material or become subject to litigation or regulatory risks as a result of the acquisition;

•	Management’s attention may be diverted from other business concerns;

•	Unanticipated restructuring costs may be incurred;

•	There may be negative changes in general economic conditions in the regions or the industries in which the combined businesses operate; and

•	We will have less cash available for other purposes, including for use in acquisitions of other technologies or businesses.

Any future acquisition could involve these and additional risks. Our ability to pursue additional strategic transactions may also be limited by our corporate debt, including our senior secured revolving credit facility. Future acquisitions may also be funded through the issuance of additional debt, which would be senior to the claims of the Series A Preferred Stock and may limit our operational flexibility.

Any of these risks, whether with respect to our proposed acquisition of Aperture or any future acquisition, could have a material adverse effect on our business and results of operations.

We rely heavily on technology, which can be subject to interruption and instability due to operational and technological failures, both internal and external.

We rely on technology, particularly the Internet and mobile services, to conduct much of our business activity and allow our customers to conduct financial transactions. Our systems and operations, including our primary and disaster recovery data center operations, are vulnerable to disruptions from human error, natural disasters, power outages, computer and telecommunications failures, software bugs, computer viruses or other malicious software, distributed denial of service attacks, spam attacks, security breaches and other similar events. In addition, extraordinary trading volumes or site usage could cause our computer systems to operate at an unacceptably slow speed or even fail. Disruptions to, instability of or other failure to effectively maintain our information technology systems or external technology that allows our customers to use our products and services could harm our business and our reputation. Should our technology operations be disrupted, we may have to make significant investments to upgrade, repair or replace our technology infrastructure and may not be able to make such investments on a timely basis. While we have made significant investments designed to enhance the reliability and scalability of our operations, we cannot assure you that we will be able to maintain, expand and upgrade our systems and infrastructure to meet future requirements and mitigate future risks on a timely basis or that we will be able to retain skilled information technology employees. Disruptions in service and slower system response times could result in substantial losses, decreased client service and satisfaction, customer attrition and harm to our reputation. In addition, technology systems, including our own proprietary systems and the systems of third parties on whom we rely to conduct portions of our operations, are potentially vulnerable to security breaches and unauthorized usage. An actual or perceived breach of the security of our technology could harm our business and our reputation. Further, any actual or perceived breach or cybersecurity attack directed at other financial institutions or financial services companies, whether or not we are impacted, could lead to a general loss of customer confidence in the use of technology to conduct financial transactions, which could negatively impact us, including the market perception of the effectiveness of our security measures and technology infrastructure. The occurrence of any of these events may have a material adverse effect on our business or results of operations.

Further, because our business model relies heavily on our customers’ use of their own personal computers, mobile devices and the Internet, our business and reputation could be harmed by security breaches of our customers and third parties. Computer viruses and other attacks on our customers’ personal computer systems, home networks and mobile devices or against the third-party networks and systems of internet and mobile service providers could create losses for our customers even without any breach in the security of our systems, and could thereby harm our business and our reputation. As part of our E*TRADE Complete Protection Guarantee, we reimburse our customers for losses caused by a breach of security of our customers’ own personal systems. Such reimbursements may not be covered by applicable insurance and could have a material impact on our financial performance and results of operations.

Unauthorized disclosure of confidential customer information, whether through a breach of our computer systems or those of our customers or third parties, may subject us to significant liability and reputational harm.

As part of our business, we are required to collect, use and store customer, employee and third party personally identifiable information (“PII”). This may include, among other information, names, addresses, phone numbers, email addresses, contact preferences, tax identification numbers and account information. We maintain systems including procedures designed to securely process, transmit and store confidential information (including PII) and protect against unauthorized access to such information. We also require our third party service providers to have adequate security if they have access to PII. However, these risks have grown in recent years due to increased sophistication and activities of organized crime, hackers, terrorists and other external parties. For example, we, and other financial institutions, experienced a cyber-incident in 2013 which resulted in certain customer contact information being compromised and potentially accessed by unauthorized third parties. As of the date of this prospectus supplement, we are unaware of any financial fraud or other misuse of customer data resulting from this incident. We are cooperating with government agencies in connection with their investigation.

We have continued to invest in our technology infrastructure, including sophisticated security measures, but, despite these investments, we, our customers and our third party service providers may be vulnerable to additional security breaches, phishing attacks, acts of vandalism, information security breaches, computer viruses or other cybersecurity attacks which could result in unauthorized access, misuse, loss or destruction of data, an interruption in service or other similar events. In addition, because the methods and techniques employed by organized crime, hackers, terrorists and other external parties are increasingly sophisticated and often are not fully recognized or understood until after they have been launched, we may be unable to anticipate, detect or implement effective preventative measures against cybersecurity attacks, which could result in substantial exposure of either employee or customer PII. Any security breach, real or perceived, involving the misappropriation, loss or other unauthorized disclosure of PII, whether by us, our customers or our third party service providers, could severely damage our reputation, expose us to the risk of litigation and liability, disrupt our operations and have a materially adverse effect on our business. In addition, although we maintain insurance coverage that we believe is reasonable, prudent and adequate for the purpose of our business, it may be insufficient to protect us against all losses and costs stemming from security breaches, cyber-attacks and other types of unlawful activity, or any resulting disruptions from such events. Future legislation and regulatory action regarding cybersecurity or PII could result in increased costs and compliance efforts.

We may suffer losses due to credit risk associated with margin lending, securities loaned transactions or financial transactions with counterparties.

We permit certain customers to purchase securities on margin. A downturn in securities markets may impact the value of collateral held in connection with margin receivables and may reduce its value below the amount borrowed, potentially creating collections issues with our margin receivables. In addition, we frequently borrow securities from and lend securities to other broker-dealers. Under regulatory guidelines, when we borrow or lend securities, we must simultaneously disburse or receive cash deposits. A sharp change in security market values may result in losses if counterparties to the borrowing and lending transactions default on their obligations. We also engage in financial transactions with counterparties, including repurchase agreements, that expose us to credit losses in the event counterparties cannot meet their obligations. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Management” in our Annual Report on Form 10-K for the year ended December 31, 2015 incorporated by reference into this prospectus supplement for additional information.

Advisory services subject us to additional risks.

We provide advisory services to investors to aid them in their decision making. Investment recommendations and suggestions are based on publicly available documents and communications with investors regarding investment preferences and risk tolerances. Publicly available documents may be inaccurate and misleading, resulting in recommendations or transactions that are inconsistent with investors’ intended results. In addition, advisors may not understand investor needs or risk tolerances, which may result in the recommendation or purchase of a portfolio of assets that may not be suitable for the investor. Risks associated with advisory services also include those arising from possible conflicts of interest, inadequate due diligence, inadequate disclosure, human error and fraud. To the extent that we fail to know our customers or improperly advise them, we could be found liable for losses suffered by such customers, which could harm our reputation and business.

Our corporate debt may limit how we conduct our business.

We have $1 billion of corporate debt and have the capacity to incur $250 million in additional indebtedness under our senior secured revolving credit facility, subject to certain restrictive covenants. Our expected annual debt service interest cost is approximately $50 million. Our ratio of corporate debt to equity (expressed as a percentage) was 17% at June 30, 2016. The degree to which we are leveraged could have important consequences, including:

•	a substantial portion of our cash flow from operations is dedicated to the payment of principal and interest on our indebtedness, thereby reducing the funds available for other purposes;

•	our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other corporate needs may be limited; and

•	our leverage may affect our ability to adjust rapidly to changing market conditions and make us more vulnerable in the event of a downturn in general economic conditions or our business.

In addition, a significant reduction in revenues could have a material adverse effect on our ability to meet our debt obligations. Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition, operating performance and our ability to receive dividend payments from our subsidiaries, which is subject to prevailing economic and competitive conditions, regulatory approval or notification and certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In addition, the terms of existing or future debt instruments may restrict us from adopting some of these alternatives.

Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness.

We have a significant deferred tax asset and cannot assure it will be fully realized.

We had net deferred tax assets of $0.8 billion at June 30, 2016. We did not establish a valuation allowance against our federal net deferred tax assets at June 30, 2016 as we believe that it is more likely than not that all of these assets will be realized. In evaluating the need for a valuation allowance, we estimated future taxable income based on management approved forecasts. This process required significant judgment by management about matters that are by nature uncertain. If future events differ significantly from our current forecasts, a valuation allowance may need to be established, which could have a material adverse effect on our results of operations and our financial condition. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Summary of Critical Accounting Policies and Estimates” in our Annual Report on Form 10-K for the year ended December 31, 2015 incorporated by reference into this prospectus supplement for additional information.

As a result of a registered offering of our common stock, an exchange of certain of our debt securities and related transactions in 2009, we believe that we experienced an “ownership change” for tax purposes that could cause us to permanently lose a significant portion of our U.S. federal and state deferred tax assets.

As a result of a registered offering of our common stock, an exchange of certain of our debt securities and related transactions in 2009, we believe that we experienced an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, as amended (“Section 382”) (which is generally a greater than 50 percentage point increase by certain “5% shareholders” over a rolling three year period). Section 382 imposes an annual limitation on the utilization of deferred tax assets, such as net operating loss carryforwards and other tax attributes, once an ownership change has occurred. Depending on the size of the annual limitation (which is in part a function of our market capitalization at the time of the ownership change) and the remaining carryforward period of the tax assets (U.S. federal net operating losses generally may be carried forward for a period of 20 years), we could realize a permanent loss of a portion of our U.S. federal and state deferred tax assets and certain built-in losses that have not been recognized for tax purposes. It is possible the tax ownership change will extend the period of time it will take to fully utilize our pre-ownership change net operating losses (“NOLs”); however, we believe it will not limit the total amount of pre-ownership change federal NOLs we can utilize. This is a complex analysis and requires us to make certain judgments in determining the annual limitation. As a result, it is possible that we could ultimately lose a portion of our deferred tax assets, which could have a material adverse effect on our results of operations and financial condition.

Our business operations are restricted by the terms of our corporate debt.

Our senior secured revolving credit facility and the indentures governing our corporate debt contain various covenants and restrictions that place limitations on our ability and certain of our subsidiaries’ ability to, among other things:

•	incur additional indebtedness;

•	create liens;

•	pay dividends, make distributions or other payments;

•	repurchase or redeem capital stock;

•	merge, consolidate or transfer substantially all of our assets; and

•	enter into transactions with our shareholders or affiliates.

As a result of the covenants and restrictions contained in the documents governing our indebtedness, we are limited in how we conduct our business and we may be unable to raise additional debt or equity financing at all or on terms sufficient to compete effectively or to take advantage of new business opportunities. Some of the covenants and restrictions described above were lifted or modified in connection with the upgrade by rating agencies of our unsecured debt to “investment grade status” in 2015; however, some covenants and restrictions may be reapplied in the event our unsecured debt falls below “investment grade status” in the future.

The senior secured revolving credit facility contains certain financial covenants, including that we maintain a minimum interest coverage ratio (as defined in the senior secured revolving credit facility) of 3.0 to 1.0, a maximum total leverage ratio, a maximum asset quality ratio, certain capitalization requirements for the parent company and certain of its subsidiaries and at least $100 million in unrestricted cash at the parent company.

We could be forced to repay immediately any outstanding borrowings under the senior secured revolving credit facility and outstanding debt securities at their full principal amount if we were to breach these covenants and did not cure such breach within the cure periods (if any) specified in the respective indentures and senior secured revolving credit facility. Further, if we experience a change of control, as defined in the indentures or the senior secured revolving credit facility, we could be required to offer to purchase our debt securities at 101% of their principal amount or to repay all loans outstanding under the credit facility at their full principal amount plus any accrued interest or fees.

We cannot assure that we will be able to remain in compliance with these covenants in the future and, if we fail to comply, we cannot guarantee that we will be able to obtain waivers from the appropriate parties and/or amend the covenants. In addition, the terms of any future indebtedness could include more restrictive covenants than our current covenants. Failing to comply with these covenants could have a material adverse effect on our business and financial condition.

Risks Relating to the Regulation of Our Business

We are subject to extensive government regulation, including banking and securities rules and regulations, which could restrict our business practices.

The securities and banking industries are subject to extensive regulation. Our broker-dealer subsidiaries must comply with many laws and rules, including rules relating to sales practices and the suitability of recommendations to customers, possession and control of customer funds and securities, margin lending, execution and settlement of transactions and anti-money laundering.

Similarly, E*TRADE Financial Corporation and ETB Holdings, Inc., as savings and loan holding companies, and E*TRADE Bank and E*TRADE Savings Bank, a federally chartered savings bank that is a wholly-owned subsidiary of E*TRADE Bank, as federally chartered savings banks, are subject to extensive regulation, supervision and examination by the OCC and the Federal Reserve and, in the case of the savings banks, also the FDIC and CFPB. Such regulation covers all banking business, including lending practices, safeguarding deposits, capital structure, recordkeeping, transactions with affiliates and conduct and qualifications of personnel.

In providing services to clients, we manage, use and store sensitive customer data including PII. As a result, we are subject to numerous laws and regulations designed to protect this information, such as U.S. federal and state laws and foreign regulations governing the protection of PII. These laws have increased in complexity, change frequently and can conflict with one another.

While we have implemented policies and procedures designed to provide for compliance with all applicable laws and regulations, our regulators have broad discretion with respect to the enforcement of applicable laws and regulations and there can be no assurance that violations will not occur. Failure to comply with applicable laws and regulations and our policies could result in sanctions by regulatory agencies, litigation, civil penalties and harm to our reputation, which could have a material adverse effect on our business, financial condition and results of operations. Further, to the extent we undertake actions requiring regulatory approval or non-objection, our regulators may make their approval or non-objection subject to conditions or restrictions that could have a material adverse effect on our business, results of operations and financial condition. We also anticipate that regulators will continue to intensify their supervision through the exam process and increase their enforcement of regulations across the industry. The regulators’ heightened expectations and intense supervision have and will continue to increase our costs and may limit our ability to pursue certain business opportunities.

As our business and our balance sheet grow, we may become subject to additional regulations and heightened scrutiny by our regulators, as applicable to larger financial institutions. These additional regulations may affect how we conduct our business through capital, client protection, market conduct or other requirements. In addition, our results of operations could be affected by regulations which impact the business and financial communities generally, including changes to the laws governing taxation, electronic commerce, customer privacy and security of customer data. If we fail to establish and enforce procedures to comply with applicable regulations, our failure could have a material adverse effect on our business.

Ongoing regulatory reform efforts may have a material impact on our operations. In addition, if we are unable to meet any new or ongoing requirements, we could face negative regulatory consequences, which could have a material adverse effect on our business.

In July 2010, the President signed into law the Dodd-Frank Act. This law contains various provisions designed to enhance financial stability and to reduce the likelihood of another financial crisis and significantly changed the bank regulatory structure for our Company and its thrift subsidiaries. Portions of the Dodd-Frank Act were effective immediately, but other portions were or will be effective following extended transition periods or through numerous rulemakings by multiple government agencies, some of which have not yet been completed. While there continues to be some uncertainty about the full impact of these changes, we do know that we are subject to a more complex regulatory framework and we will continue to incur costs to implement the new requirements as well as monitor for continued compliance.

The Federal Reserve has primary jurisdiction for the supervision and regulation of savings and loan holding companies, including the Company; and the OCC has primary supervision and regulation of federal savings associations, such as the Company’s two thrift subsidiaries. Although the Dodd-Frank Act maintained the federal thrift charter, it eliminated certain preemption, branching and other benefits of the charter and imposed new penalties for failure to comply with the QTL test. The Dodd-Frank Act also requires all companies, including savings and loan holding companies that directly or indirectly control an insured depository institution, to serve as a source of strength for the institution, including committing necessary capital and liquidity support.

We are required to file periodic reports with the Federal Reserve and are subject to examination and supervision by it. The Federal Reserve also has certain types of enforcement powers over us, ETB Holdings, Inc., and our non-depository institution subsidiaries, including the ability to issue cease-and-desist orders, force divestiture of our thrift subsidiaries and impose civil and monetary penalties for violations of federal banking laws and regulations or for unsafe or unsound banking practices. Our thrift subsidiaries are subject to similar reporting, examination, supervision and enforcement oversight by the OCC. The Federal Reserve has issued guidance aligning the supervisory and regulatory standards of savings and loan holding companies more closely with the standards applicable to bank holding companies. For all banks and thrifts with total consolidated assets over $10 billion, including E*TRADE Bank, the CFPB has exclusive rulemaking and examination, and primary enforcement authority, under federal consumer financial laws and regulations. In addition, the Dodd-Frank Act permits states to adopt consumer protection laws and regulations that are stricter than those regulations promulgated by the CFPB.

For us, one of the most significant changes since the passage of Dodd-Frank has been that savings and loan holding companies such as our Company are now subject to the same capital and activity requirements as those applicable to bank holding companies. The phase-in of these capital requirements began January 1, 2015 and we will be required to comply with the fully phased-in capital standards beginning in 2019. We expect to meet the capital requirements applicable to thrift holding companies as they are phased in. However, it is possible that our regulators may impose additional, more stringent capital and other prudential standards, which could be applicable to us, prior to the end of the five year phase-in period. For example, both the OCC and the Federal Reserve have issued generally applicable final regulations that required E*TRADE Bank and will ultimately also require the parent company to conduct capital adequacy tests on their operations. Pursuant to those regulations, E*TRADE Bank disclosed a summary of these stress test results to the OCC in 2014, 2015 and 2016 and the Company will ultimately also be required to disclose a summary of its stress test results to the Federal Reserve on or before March 31, 2017.

On April 6, 2016, the U.S. Department of Labor published its final fiduciary regulations under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986. These regulations, which begin to take effect in April 2017, will subject certain persons, such as broker-dealers and other financial services providers that provide investment assistance to individual retirement accounts and other qualified retirement plans and accounts, to fiduciary duties and prohibited transaction restrictions for a wider range of customer interactions. This may require changes to the services and products we offer for our customers’ tax-qualified retirement accounts and benefit plans and could diminish our profitability and increase our potential liabilities with respect to these accounts and plans.

New legislation, rule changes or changes in the interpretation or enforcement of existing laws, rules and regulations could increase our compliance costs and adversely affect our business and results of operations. For further information on how ongoing regulatory reform could affect us, see “Item 1. Business—Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2015 incorporated by reference into this prospectus supplement for more information.

If we fail to comply with applicable securities and banking laws, rules and regulations, either domestically or internationally, we could be subject to disciplinary actions, damages, penalties or restrictions that could significantly harm our business.

The SEC, FINRA and other self-regulatory organizations and state securities commissions, among other things, can censure, fine, issue cease-and-desist orders or suspend or expel a broker-dealer or any of its officers or employees. The OCC and Federal Reserve may take similar action with respect to our banking and other financial activities, respectively. Similarly, the attorneys general of each state could bring legal action on behalf of the citizens of the various states to ensure compliance with local laws. Regulatory agencies in countries outside of the U.S. have similar authority. The ability to comply with applicable laws and rules is dependent in part on the establishment and maintenance of a reasonable compliance function. The failure to establish and enforce reasonable compliance procedures, even if unintentional, could subject us to significant losses or disciplinary or other actions.

During 2012, we completed a review of order handling practices and pricing for order flow between E*TRADE Securities and G1 Execution Services, LLC. We implemented changes to our practices and procedures that were recommended during the review. Banking regulators and federal securities regulators were regularly updated during the course of the review. Subsequently, on July 11, 2013, FINRA notified E*TRADE Securities and G1 Execution Services, LLC that it was conducting an examination of both firms’ order handling practices. On March 19, 2015, we received a Wells notice from FINRA’s Market Regulation Department relating to the adequacy of E*TRADE Securities’ order-routing disclosures and supervisory process for reviewing execution quality during the period covered by our 2012 internal review (July 2011—June 2012). We cooperated fully with FINRA in the examination. In June 2016, E*TRADE Securities entered into a settlement with FINRA whereby it agreed to a censure and paid a $900,000 fine.

We are subject to litigation and regulatory investigations and may not always be successful in defending against such claims and proceedings.

The financial services industry faces substantial litigation and regulatory risks. We are subject to arbitration claims and lawsuits in the ordinary course of our business, as well as class actions and other significant litigation. We also are the subject of inquiries, investigations and proceedings by regulatory and other governmental agencies. Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. Predicting the outcome of such matters is inherently difficult, particularly where claims are brought on behalf of various classes of claimants or by a large number of claimants, when claimants seek substantial or unspecified damages or when investigations or legal proceedings are at an early stage. A substantial judgment, settlement, fine or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects. In market downturns, the volume of legal claims and amount of damages sought in litigation and regulatory proceedings against financial services companies have historically increased. We are also subject to litigation claims from third parties alleging infringement of their intellectual property rights. Such litigation can require the expenditure of significant resources, regardless of whether the claims have merit. If we were found to have infringed a third-party patent or other intellectual property right, we could incur substantial liability and in some circumstances could be enjoined from using the relevant technology or providing related products and services, which could have a material adverse effect on our business and results of operations.

If we do not maintain the capital levels required by regulators, we may be fined or subject to other disciplinary or corrective actions.

The SEC, FINRA, the OCC, the Federal Reserve and various other regulatory agencies have stringent rules with respect to the maintenance of specific levels of regulatory capital by banks and net capital by securities broker-dealers. E*TRADE Bank is subject to various regulatory capital requirements administered by the OCC, and E*TRADE Financial Corporation became subject to specific capital requirements administered by the Federal Reserve on January 1, 2015. Failure to meet minimum capital requirements can trigger certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could harm E*TRADE Bank’s and E*TRADE Financial Corporation’s operations and financial statements.

E*TRADE Bank must meet specific capital guidelines that involve quantitative measures of E*TRADE Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. In July 2013, the U.S. Federal banking agencies finalized a rule to implement Basel III in the U.S., which provides the framework for the calculation of a banking organization’s regulatory capital and risk-weighted assets. The Basel III framework establishes Common Equity Tier 1 capital as a new tier of capital, raises the minimum thresholds for required capital, increases minimum required risk-based capital ratios, narrows the eligibility criteria for regulatory capital instruments, provides for new regulatory capital deductions and adjustments, and modifies methods for calculating risk-weighted assets (the denominator of risk-based capital ratios) by, among other things, strengthening counterparty credit risk capital requirements. The Basel III final regulatory framework also introduces a capital conservation buffer that limits a banking organization’s ability to make capital distributions and discretionary bonus payments to executive officers if a banking organization fails to maintain a Common Equity Tier 1 capital conservation buffer of more than 2.5%, on a fully phased-in basis, of total risk-weighted assets above each of the following minimum risk-based capital ratio requirements: Common Equity Tier 1 (4.5%), Tier 1 (6.0%), and total risk-based capital (8.0%). This requirement became effective on January 1, 2016, and will be fully phased in by 2019.

The regulatory framework became effective for the Company and E*TRADE Bank on January 1, 2015. The fully phased-in Basel III capital standards will become effective January 1, 2019 for the Company and E*TRADE Bank.

Several elements of the Basel III final capital standards had a meaningful impact to us. The vast majority of margin receivables now qualify for 0% risk-weighting, and we include a larger portion of our deferred tax assets in regulatory capital, both having a favorable impact on our current capital ratios. A portion of this benefit was offset as we phased out TRUPs from the parent company’s regulatory capital. In addition, upon adoption, we made the one-time, permanent election to exclude AOCI from the calculation of Common Equity Tier 1 capital.

The Company’s and E*TRADE Bank’s capital amounts and classification are subject to qualitative judgments by the regulators about the strength of components of its capital, risk weightings of assets, off-balance sheet transactions and other factors. Any significant reduction in the Company’s or E*TRADE Bank’s regulatory capital could result in the Company or E*TRADE Bank being less than “well capitalized” or “adequately capitalized” under applicable capital standards. A failure of the Company or E*TRADE Bank to be “adequately capitalized” which is not cured within time periods specified in the indentures governing our senior secured revolving credit facility would constitute a default under our senior secured revolving credit facility and likely result in any outstanding balance on the senior secured revolving credit facility becoming immediately due and payable. In addition, if E*TRADE Bank or E*TRADE Savings Bank are less than “well capitalized” or “adequately capitalized” under applicable capital rules, the ability of E*TRADE Bank and E*TRADE Savings Bank to receive, renew or roll-over sweep deposits, which are regarded as broker deposits for purposes of the Federal Deposit Insurance Act, could be impacted. Sweep deposits are a significant source of liquidity for the savings banks, and if they were terminated by the FDIC, that could have a material negative effect on our business.

The OCC and the Federal Reserve may request we raise additional equity to increase the regulatory capital of the Company or E*TRADE Bank or to further reduce debt. If we were unable to raise equity, we could face negative regulatory consequences, such as restrictions on our activities, requirements that we divest ourselves of certain businesses and requirements that we dispose of certain assets and liabilities within a prescribed period. Any such actions could have a material negative effect on our business.

Similarly, failure to maintain the required net capital by our securities broker-dealers could result in suspension or revocation of registration by the SEC and suspension or expulsion by FINRA, and could ultimately lead to the firm’s liquidation. If such net capital rules are changed or expanded, or if there is an unusually large charge against net capital, operations that require an intensive use of capital could be limited. Such operations may include investing activities, marketing and the financing of customer account balances. Also, our ability to withdraw capital from brokerage subsidiaries could be restricted.

As a non-grandfathered savings and loan holding company, we are subject to activity limitations and requirements that could restrict our ability to engage in certain activities and take advantage of certain business opportunities.

Under applicable law, our activities are restricted to those that are financial in nature and certain real estate-related activities. Although we believe all of our existing activities and investments are permissible, we are unable to pursue future activities that are not financial in nature or otherwise real-estate related. We are also limited in our ability to invest in other savings and loan holding companies. The Dodd-Frank Act also requires savings and loan holding companies like ours, as well as all of our thrift subsidiaries, to be both “well capitalized” and “well managed” in order for us to conduct certain financial activities, such as securities underwriting. We believe that we will be able to continue to engage in all of our current financial activities. However, if we and our thrift subsidiaries are unable to satisfy the “well capitalized” and “well managed” requirements, we could be subject to activity restrictions that could prevent us from engaging in certain activities as well as other negative regulatory actions.

In addition, E*TRADE Bank is currently subject to extensive regulation of its activities and investments, capitalization, community reinvestment, risk management policies and procedures and relationships with affiliated companies. Acquisitions of and mergers with other financial institutions, purchases of deposits and loan portfolios, the establishment of new depository institution subsidiaries and the commencement of new activities by bank subsidiaries require the prior approval of the OCC and the Federal Reserve, and in some cases the FDIC, which may deny approval or condition their approval on the imposition of limitations on the scope of our planned activity. Also, these regulations and conditions could affect our ability to realize synergies from future acquisitions, negatively affect us following an acquisition and also delay or prevent the development, introduction and marketing of new products and services.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of Series A Preferred Stock will be approximately $394 million after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us. We intend to use all of the net proceeds from this offering, along with existing cash, to finance our acquisition of Aperture, the ultimate parent company of OptionsHouse. If the acquisition of Aperture is not consummated, we intend to use the net proceeds of this offering for general corporate purposes, which may include acquisitions or other investment opportunities. However, we currently have no agreements or commitments with respect to any material acquisition or investment (other than our agreement to acquire Aperture).

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges:

	Six months ended June 30, 2016	Year Ended December 31,
		2015	2014	2013	2012		2011
Ratio of earnings to fixed charges	10.07	1.42	2.39	1.53	(a	)	1.38
Ratio of earnings to combined fixed charges and preferred stock dividends	10.07	1.42	2.39	1.53	(a	)	1.38

The ratio of earnings (loss) to fixed charges is computed by dividing fixed charges into income (loss) before income taxes less equity in the income (loss) of investments plus fixed charges. Fixed charges include, as applicable, interest expense, amortization of debt issuance costs, and the estimated interest component of rent expense (calculated as one-third of net rent expense). Prior to this offering, we did not have any shares of preferred stock outstanding, so our ratio of earnings (loss) to fixed charges and preferred stock dividends (or related coverage deficiency) was equal to our ratio of earnings (loss) to fixed charges (or related coverage deficiency).

(a)	Earnings for the year ended December 31, 2012 were inadequate to cover fixed charges. The coverage deficiency was $132 million.

CAPITALIZATION

The following table sets forth, as of June 30, 2016, our cash and equivalents and capitalization on an actual basis and as adjusted to give effect to this offering (but not the use of the net proceeds therefrom). This table should be read in conjunction with our historical financial statements and the related notes thereto, “Use of Proceeds” and other financial information that is included in or incorporated by reference in this prospectus supplement.

	As of June 30, 2016
	Actual	As Adjusted
	(unaudited, in millions)
Cash and equivalents (1)	$2,393	$2,787

E*TRADE Financial Corporation Debt (2):
5.375% Senior Notes due 2022	540	540
4.625% Senior Notes due 2023	460	460
0% Convertible Debentures due 2019	3	3
Senior Secured Credit Facility (3)	—	—
Total E*TRADE Financial Corporation debt (4)	$1,003	$1,003

Shareholders’ Equity:
Common stock, $0.01 par value; 400,000,000 shares authorized, actual and as adjusted; 273,677,799 shares issued and outstanding, actual and as adjusted	$3	$3
Preferred stock, $0.01 par value, 1,000,000 shares authorized, actual and as adjusted, no shares issued and outstanding, actual, and 400,000 shares issued and outstanding, as adjusted	—	400
Additional paid-in capital	6,911	6,905
Accumulated deficit	(1,175)	(1,175)
Accumulated other comprehensive income	46	46

Total shareholders’ equity	5,785	6,179

Total capitalization	$6,788	$7,182

(1)	Cash and equivalents include all such assets held by us and our subsidiaries, including subsidiaries that may be required to obtain regulatory approval to pay dividends to the parent level. Corporate cash, a component of cash and equivalents and a non-GAAP metric, represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and broker-dealer subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. We believe that corporate cash is an indicator of the liquidity at the parent company. As of June 30, 2016, corporate cash was $523 million, and after giving effect to this offering, corporate cash would have been $917 million as of such date. See the table below for a reconciliation of this non-GAAP measure to the comparable GAAP measure (dollars in millions):

	As of June 30, 2016
	Actual	As Adjusted
	(unaudited, in millions)
Consolidated cash and equivalents	$2,393	$2,787
Less: Bank cash	(1,306)	(1,306)
Less: U.S. broker-dealers’ cash	(537)	(537)
Less: Other cash	(27)	(27)

Corporate cash	$523	$917

(2)

Only the debt of E*TRADE Financial Corporation (and not any of its subsidiaries) is included in this table. As of June 30, 2016, the aggregate principal amount of consolidated indebtedness of the Company and our subsidiaries was $1.4 billion, including the corporate debt shown in the table above. Also as of June 30,

2016, our subsidiaries had $9.3 billion of indebtedness and other liabilities to which the Series A Preferred Stock would have been structurally subordinated (none of which was secured indebtedness), excluding deposits, which were $33 billion, and excluding the $3 million aggregate principal outstanding amount of our 2019 Convertible Debentures, which are guaranteed by certain our subsidiaries.
(3)	In November 2014, E*TRADE Financial Corporation entered into a $200 million senior secured revolving credit facility and in February of 2015, entered into an amendment to increase commitments thereunder by $50 million. At June 30, 2016, there was no outstanding balance under the revolving credit facility and available capacity for borrowings was $250 million. The credit facility expires in November 2017. E*TRADE Financial Corporation has the ability to borrow against the credit facility for working capital and general corporate purposes. The credit facility contains certain maintenance covenants, including the requirement for the parent company to maintain unrestricted cash of $100 million.
(4)	Reflects the principal amounts of the 2022 Notes, 2023 Notes, and 2019 Convertible Debentures and excludes the actual and as adjusted unamortized discounts of $10 million and $10 million, respectively.

DESCRIPTION OF SERIES A PREFERRED STOCK

This prospectus supplement summarizes specific terms and provisions of the Series A Preferred Stock. The following summary of the terms and provisions of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our amended and restated certificate of incorporation, as amended, and the certificate of designation creating the Series A Preferred Stock. Unless the context otherwise requires, the terms “we,” “our,” “us,” “Company,” “parent company,” “E*TRADE” and “E*TRADE Financial Corporation” appearing in “Description of Series A Preferred Stock” refer to E*TRADE Financial Corporation, the issuer of the Series A Preferred Stock, and not to its subsidiaries.

General

Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. Unless our Board of Directors determines otherwise, we will issue all shares of capital stock in uncertificated form. As of August 1, 2016, there were 273,685,226 shares of common stock outstanding which were held of record by 521 stockholders and no shares of preferred stock outstanding. All outstanding shares of common stock are fully paid and non-assessable. We may from time to time, without notice to or the consent of holders of the Series A Preferred Stock, issue additional shares of the Series A Preferred Stock.

Shares of the Series A Preferred Stock will rank (i) senior to our common stock and any class or series of our capital stock expressly stated to be junior to the Series A Preferred Stock, (ii) junior to any class or series of our capital stock expressly stated to be senior to the Series A Preferred Stock (issued with the requisite consent of the holders of the Series A Preferred Stock) and (iii) equally with each other class or series of preferred stock we may issue that is not expressly stated to be senior or junior to the Series A Preferred Stock, with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up. We will generally be able to pay dividends and distributions upon our liquidation, dissolution or winding up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness, other non-equity and other senior claims). The Series A Preferred Stock will be fully paid and non-assessable when issued, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of Series A Preferred Stock will not have preemptive or subscription rights to acquire more stock of E*TRADE Financial Corporation.

The Series A Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of E*TRADE Financial Corporation or any of its subsidiaries. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of E*TRADE Financial Corporation to redeem or repurchase the Series A Preferred Stock.

Dividends

Dividends on shares of the Series A Preferred Stock are discretionary. Holders of Series A Preferred Stock will be entitled to receive, only when, as and if declared by our Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the original issue date (in the case of the initial dividend period only, as described below) or the immediately preceding dividend payment date, semi-annually in arrears on the 15th day of March and September of each year, commencing on March 15, 2017 and ending on September 15, 2026, and thereafter quarterly in arrears on the 15th day of March, June, September and December of each year (each such date, a “dividend payment date”). Dividends will accrue on the liquidation preference amount of $1,000 per share at a rate per annum equal to 5.875% with respect to each dividend period from and including the original issue date to, but excluding, September 15, 2026 (the “fixed rate period”) and at a rate per annum equal to the three-month U.S. dollar LIBOR (as described below) on the related dividend determination date plus 4.435% with respect to each dividend period from and including September 15, 2026 (the “floating rate period”). In the event that we issue additional shares of Series A Preferred Stock after the original issue date, dividends on such shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued. References to the “accrual” of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

Dividends will be payable to holders of record of Series A Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our Board of Directors (or a duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”).

The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date or any earlier redemption date, except that the initial dividend period will commence on and include the original issue date of the Series A Preferred Stock and will end on and exclude the March 15, 2017 dividend payment date. Dividends payable on the Series A Preferred Stock for any dividend period during the fixed rate period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series A Preferred Stock for any dividend period during the floating rate period will be computed on the basis of a 360-day year and the actual number of days elapsed in the dividend period. Dividends for the initial dividend period will be calculated from the original issue date. If any scheduled dividend payment date up to and including the September 15, 2026 scheduled dividend payment date is not a business day, then the payment will be made on the next succeeding business day and no additional dividends will accrue as a result of that postponement. If any scheduled dividend payment date thereafter is not a business day, then the dividend payment date will be postponed to the next succeeding business day unless such day falls in the next calendar month, in which case the dividend payment date will be brought forward to the immediately preceding day that is a business day, and, in either case, dividends, if so declared, will accrue to, but excluding, the date dividends are paid.

For any dividend period during the floating rate period, LIBOR (the London interbank offered rate) shall be determined by the calculation agent (as defined below) on the second London business day immediately preceding the first day of such dividend period, which we refer to as the “dividend determination date”, in the following manner:

(i) LIBOR will be the rate for deposits in U.S. dollars for a period of three months, commencing on the first day of such dividend period, that appears on Reuters screen page “LIBOR01”, or any successor page, at approximately 11:00 a.m., London time, on that dividend determination date.

(ii) If no such rate appears, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, selected by the calculation agent as directed by us, to provide the calculation agent with its offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of such dividend period, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that dividend determination date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, LIBOR determined on that dividend determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the first day of such dividend period as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on that dividend determination date, by three major banks in New York City, selected by the calculation agent as directed by us, for loans in U.S. dollars to leading European banks, for a period of three months, commencing on the first day of such dividend period, and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that dividend determination date will be the same as LIBOR for the immediately preceding dividend period, or, if there was no such dividend period, the dividend payable will be based on the initial dividend rate. The calculation agent’s determination of LIBOR and the calculation of the amount of dividends for each period shall be final and binding absent manifest error.

The calculation agent will be The Bank of New York Mellon Trust Company, N.A. The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period, will be on file at our principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

The term “London business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

The term “Reuters” means Reuters 3000 Xtra Service or any successor service.

Dividends on shares of Series A Preferred Stock will not be cumulative. Accordingly, if our Board of Directors (or a duly authorized committee of the Board of Directors) does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

The Series A Preferred Stock will rank junior as to payment of dividends to any class or series of our preferred stock that we may issue in the future that is expressly stated to be senior as to payment of dividends (issued with the requisite consent of the holders of the Series A Preferred Stock) or the distribution of assets upon liquidation, dissolution or winding up of E*TRADE Financial Corporation. If at any time we have failed to pay, on the applicable payment date, accrued dividends on any shares that rank senior in priority to the Series A Preferred Stock with respect to dividends, we may not pay any dividends on the Series A Preferred Stock or redeem or otherwise repurchase any shares of Series A Preferred Stock until we have paid or set aside for payment the full amount of the unpaid dividends on the shares that rank senior in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the Series A Preferred Stock.

So long as any share of Series A Preferred Stock remains outstanding, no dividend or distribution shall be paid or declared or funds set aside for payment on junior stock, and no junior stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, and no shares of parity stock shall be repurchased, redeemed, or otherwise acquired for consideration by us, other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock during a dividend period, unless the full dividends for the latest completed dividend period on all outstanding shares of Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside).

The foregoing limitation with respect to junior stock does not apply to:

•	repurchases, redemptions or other acquisitions of shares of junior stock of E*TRADE Financial Corporation in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or (2) a dividend reinvestment plan or stockholder stock purchase plan;

•	purchases or repurchases of shares of our junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

•	an exchange, redemption, reclassification or conversion of any class or series of E*TRADE Financial Corporation’s junior stock for any class or series of E*TRADE Financial Corporation’s junior stock;

•	the purchase of fractional interests in shares of E*TRADE Financial Corporation’s junior stock under the conversion or exchange provisions of the junior stock or the security being converted or exchanged;

•	any declaration of a dividend payable solely in junior stock in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan (so long as such right to stock or other property only consists of junior stock or the right to purchase junior stock), or the redemption or repurchase of rights pursuant to the plan; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

The foregoing limitation with respect to parity stock does not apply to:

•	purchases or repurchases of shares of our parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the commencement of the then-current dividend period, including under a contractually binding stock repurchase plan;

•	an exchange, redemption, reclassification or conversion of any class or series of E*TRADE Financial Corporation’s parity stock for any class or series of E*TRADE Financial Corporation’s parity stock;

•	the purchase of fractional interests in shares of E*TRADE Financial Corporation’s parity stock under the conversion or exchange provisions of the parity stock or the security being converted or exchanged; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

In addition, the foregoing limitation shall not restrict the ability of us or any of our affiliates (i) to engage in any market-making transactions in our junior stock or parity stock in the ordinary course of business or (ii) to acquire record ownership in junior stock or parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians.

For the avoidance of doubt, the foregoing limitation shall not restrict us from taking any of the actions set forth above after the original issue date of the Series A Preferred Stock and prior to the first dividend payment date on the Series A Preferred Stock.

As used in this prospectus supplement, “junior stock” means any class or series of capital stock of E*TRADE Financial Corporation that ranks junior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of E*TRADE Financial Corporation. Junior stock includes our common stock.

When dividends are not paid (or duly provided for) on any dividend payment date (or, in the case of parity stock (as defined below) having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) in full upon the Series A Preferred Stock and any shares of parity stock, all dividends declared upon the Series A Preferred Stock and all such parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series A Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) bear to each other.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of E*TRADE Financial Corporation that ranks equally with the Series A Preferred Stock in the payment of dividends, whether cumulative or non-cumulative, or the distribution of assets upon liquidation, dissolution or winding up of E*TRADE Financial Corporation.

Subject to the foregoing, dividends (payable in cash, stock or otherwise) may be determined by our Board of Directors (or a duly authorized committee of the Board of Directors) and may be declared and paid on our common stock and any stock ranking, as to dividends, equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the shares of the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws and regulations. The certificate of designation creating the Series A Preferred Stock provides that dividends on the Series A Preferred Stock may not be declared or set aside for payment if and to the extent such dividends would cause us to fail to comply with the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) applicable to us.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of E*TRADE Financial Corporation, holders of the Series A Preferred Stock are entitled to receive out of assets of E*TRADE Financial Corporation available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and subject to the rights of holders of any shares of capital stock then outstanding ranking senior to or pari passu with the Series A Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of E*TRADE Financial Corporation, and before any distribution of assets is made to holders of common stock or of any of our junior stock, a liquidating distribution in the amount of $1,000 per share plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if the assets of E*TRADE Financial Corporation are not sufficient to pay the liquidation preferences in full to all holders of the Series A Preferred Stock and all holders of any other shares of our stock ranking equally as to such distribution with the Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including any declared but unpaid dividends (and, in the case of any holder of stock other than the Series A Preferred Stock and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable). If the liquidation preference has been paid in full to all holders of Series A Preferred Stock and any other shares of our stock ranking equally as to the liquidation preference, the holders of our stock ranking junior as to the liquidation preference shall be entitled to receive all remaining assets of E*TRADE Financial Corporation according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of E*TRADE Financial Corporation with or into any other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of E*TRADE Financial Corporation, for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of E*TRADE Financial Corporation.

Redemption

The Series A Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. We may, at our option, redeem the Series A Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after September 15, 2026, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case upon not less than 30 nor more than 60 days’ notice at a redemption price equal to $1,000 per share, plus any declared and unpaid dividends to, but excluding, the date fixed for redemption, without accumulation of any undeclared dividends. Holders of Series A Preferred Stock will have no right to require the redemption or repurchase of the Series A Preferred Stock. Investors should not expect us to redeem the Series A Preferred Stock on or after the date it becomes redeemable at our option.

We are a savings and loan holding company regulated by the Federal Reserve. We intend to treat the Series A Preferred Stock as “Additional Tier 1” capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency).

A “Regulatory Capital Treatment Event” means the good faith determination by E*TRADE Financial Corporation that, as a result of (i) any amendment to, or clarification of or change in (including any announced prospective amendment to, clarification of or change in), the laws or regulations or policies of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the date of this prospectus supplement, (ii) any proposed change in those laws or regulations or policies that is announced or becomes effective after the date of this prospectus supplement, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations or policies that is announced or that becomes effective after the date of this prospectus supplement, there is more than an insubstantial risk that E*TRADE Financial Corporation will not be entitled to treat the full liquidation preference amount of $1,000 per share of Series A Preferred Stock then outstanding as “Additional Tier 1” capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any share of Series A Preferred Stock is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

Under regulations applicable to us, we may not exercise our option to redeem any shares of preferred stock without obtaining the prior approval of the Federal Reserve (or any successor appropriate federal banking agency). Under such regulations, unless the Federal Reserve (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we may not redeem the Series A Preferred Stock unless it is replaced with other Tier 1 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve (or any successor appropriate federal banking agency) that following redemption, E*TRADE Financial Corporation will continue to hold capital commensurate with its risk.

If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series A Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of Series A Preferred Stock are held in book-entry form through The Depository Trust Company, or “DTC”, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price and (iv) the place or places where holders may surrender certificates evidencing shares of Series A Preferred Stock for payment of the redemption price. If notice of redemption of any shares of Series A Preferred Stock has been given and if, on or prior to the redemption date specified in such notice, the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of

Series A Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price, without interest.

In the case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata (provided that, if the shares of Series A Preferred Stock are held in book-entry form through DTC, the shares of Series A Preferred Stock to be redeemed shall be selected in accordance with DTC procedures).

Voting Rights

Except as provided below and as determined by our Board of Directors (or a duly authorized committee of the Board of Directors), the holders of the Series A Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series A Preferred Stock, or any other voting preferred stock (as defined below), shall have not been declared and paid for the equivalent of three semi-annual or six quarterly full dividend payments, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock then outstanding, will be entitled to vote for the election of a total of two additional members of our Board of Directors (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirements of The NASDAQ Global Select Market (or any other exchange on which our common stock may be listed) that listed companies must have a majority of independent directors and provided further that our Board of Directors shall at no time include more than two Preferred Stock Directors (to the extent such requirements are then applicable to us). In that event, the number of directors on our Board of Directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the then outstanding shares of Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of the Series A Preferred Stock and any such series of voting preferred stock for at least the equivalent of two consecutive semi-annual dividend periods or four consecutive quarterly dividend periods following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).

As used in this prospectus supplement, “voting preferred stock” means any other class or series of preferred stock of E*TRADE Financial Corporation ranking equally with the Series A Preferred Stock as to dividends (whether cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of E*TRADE Financial Corporation and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the shares of Series A Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

If and when dividends for at least the equivalent of two consecutive semi-annual dividend periods or four consecutive quarterly dividend periods following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside) on the Series A Preferred Stock and any other class or series of voting preferred stock, the holders of the Series A Preferred Stock and all other holders of voting preferred stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment), the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two. In determining whether dividends have been paid for at least the equivalent of two consecutive semi-annual dividend periods or four consecutive quarterly dividend periods following a Nonpayment, we may take account of any dividend (at the same rate and amount otherwise payable on the Series A Preferred Stock) we elect to pay for any dividend period after the regular dividend payment date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock together with all series of voting preferred stock then outstanding (voting together as a single class) to the extent such holders have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and all voting preferred stock when they have the voting rights described above (voting together as a single class); provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirements of The NASDAQ Global Select Market (or any other exchange on which our common stock may be listed) that listed companies must have a majority of independent directors (to the extent such requirements are then applicable to us). Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, or to vote on or direct the conduct of our operations or other significant policies, such series will be deemed a “class of voting securities” and a company that owns, controls or holds the power to vote or holds proxies representing more than 25% of the voting shares or rights of the series, may then be subject to regulation as a savings and loan holding company in accordance with the Home Owners’ Loan Act of 1933, as amended. In addition, at the time the series is deemed a class of voting securities,

•	any bank holding company or other savings and loan holding company may be required to obtain the approval of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) to acquire or retain more than 5% of that series; and

•	any other persons other than a savings and loan holding company may be required to obtain the non-objection of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) to acquire or retain 10% or more of that series.

So long as any shares of Series A Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock and all other series of voting preferred stock entitled to vote thereon (voting together as a single class) given in person or by proxy, either in writing or at a meeting:

•	amend or alter the provisions of E*TRADE Financial Corporation’s amended and restated certificate of incorporation, as amended, or the certificate of designation of the Series A Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of E*TRADE Financial Corporation;

•	amend, alter or repeal the provisions of E*TRADE Financial Corporation’s amended and restated certificate of incorporation, as amended, or the certificate of designation of the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole; or

•

consummate a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of us with another entity, unless in each case (i) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued Series A Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other class or series of preferred stock ranking equally with the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of E*TRADE Financial Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of, and will not require the affirmative vote or consent of, the holders of outstanding shares of Series A Preferred Stock.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series A Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above, there shall be required a two-thirds approval of the class and two-thirds approval of each series that will have a diminished status.

Without the consent of the holders of the Series A Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series A Preferred Stock to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designation for the Series A Preferred Stock that may be defective or inconsistent.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect such redemption.

Transfer Agent, Registrar and Calculation Agent

The Bank of New York Mellon Trust Company, N.A. will be the transfer agent, registrar, dividend disbursing agent, calculation agent and redemption agent for the Series A Preferred Stock.

Conversion Rights

The Series A Preferred Stock will not be convertible into shares of any other class or series of our capital stock or any other security.

No Sinking Fund

There will be no provisions for any maintenance or sinking funds for any of the Series A Preferred Stock.

Preemptive Rights

Holders of the Series A Preferred Stock will have no preemptive or subscription rights. The Series A Preferred Stock, when issued, will be fully paid and nonassessable.

BOOK-ENTRY ISSUANCE

The Series A Preferred Stock will be represented by one or more global certificates registered in the name of CEDE & Co., as a nominee for The Depository Trust Company (“DTC”), or such other name as may be requested by an authorized representative of DTC. One or more fully registered global securities, representing the total aggregate number of Preferred Shares sold in this offering, will be issued and deposited with DTC or a custodian appointed by DTC.

Following the issuance of the Series A Preferred Stock in book-entry only form, DTC will credit the accounts of its participants with the Series A Preferred Stock upon our instructions. DTC will thus be the only registered holder of the Series A Preferred Stock.

Global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may be held through the Euroclear System, or Euroclear, and Clearstream Banking, S.A., or Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non- U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

DTC has also advised us that, upon the issuance of the certificates evidencing the Series A Preferred Stock, it will credit, on its book-entry registration and transfer system, the Series A Preferred Stock evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global securities).

Investors in the global securities that are participants may hold their interests therein directly through DTC. Investors in the global securities that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system. Euroclear and Clearstream will hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in Series A Preferred Stock to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

So long as DTC or any successor depositary for a global security, or any nominee, is the registered holder of such global security, DTC or such successor depositary or nominee will be considered the sole owner or holder of the Series A Preferred Stock represented by such global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have shares represented by such security registered in their names, will not receive or be entitled to receive physical delivery of Series A Preferred Stock in definitive form, and will not be considered the owners or holders thereof for any purpose. Accordingly, each person owning a beneficial interest in a security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the securities desires to give any consent or take any action with respect to such ownership interest, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Payment of dividends, if any, distributions upon liquidation or other distributions with respect to the shares of Series A Preferred Stock that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global securities representing the Series A Preferred Stock. The depositary will treat the persons in whose names the Series A Preferred Stock, including the global securities, are registered as the owners of such securities for the purpose of receiving payments and for all other purposes. Consequently, neither we nor any agent of us will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

Any redemption notices with respect to the Series A Preferred Stock will be sent to Cede & Co. If less than all of the shares of Series A Preferred Stock are being redeemed, DTC’s current practice is to determine by lot the amount of interest of each Direct Participant to be redeemed.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the Series A Preferred Stock are credited on the record date, which are identified in a listing attached to the omnibus proxy.

We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation or other distributions with respect to the Series A Preferred Stock, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global securities held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us nor any agent of us. Neither we nor any such agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the Series A Preferred Stock, and we or any such agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Crossmarket transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of Series A Preferred Stock only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate amount of Series A Preferred Stock as to which such participant or participants has or have given such direction.

Owners of beneficial interests in a global security will not be entitled to receive physical delivery of the related shares of Series A Preferred Stock in certificated form and will not be considered the holders of the Series A Preferred Stock for any purpose, and no global security will be exchangeable, except for another global security of the same denomination and tenor to be registered in the name of DTC or a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or indirect participant through which the beneficial owner owns its interest to exercise any rights of a holder.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor any agent of us will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of Series A Preferred Stock by a beneficial owner that purchases Series A Preferred Stock in this offering.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a holder in light of its particular circumstances (including the Medicare Contribution tax) and does not address any tax consequences arising under U.S. federal gift tax laws or under the laws of any state, local or foreign jurisdiction. In addition, this discussion does not address the tax consequences to special classes of investors including, but not limited to, tax-exempt entities (including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively), “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies, banks or other financial institutions, dealers in securities, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will own Series A Preferred Stock as a position in a “straddle,” “conversion transaction” or other risk reduction transaction, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, regulated investment companies, and real estate investment trusts. Prospective holders should consult their tax advisers with respect to the particular tax consequences to them of owning and disposing of Series A Preferred Stock, including the consequences under the laws of any state, local or foreign jurisdiction.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes owns Series A Preferred Stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships owning Series A Preferred Stock and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of owning and disposing of Series A Preferred Stock.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of Series A Preferred Stock that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Distributions

Distributions paid on Series A Preferred Stock will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s adjusted tax basis, in the Series A Preferred Stock (as determined on a share by share basis). Any remaining excess will be treated as capital gain. We may not have sufficient current or accumulated earnings and profits during future years for distributions paid on the Series A Preferred Stock to be treated as dividends. Subject to applicable limitations and restrictions, dividends paid to non-corporate U.S. Holders will be treated as “qualified dividend income” (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. Subject to applicable limitations and restrictions, dividends paid to corporate U.S. Holders will be eligible for the dividends-received deduction. U.S. Holders should consult their own tax advisers regarding the application of reduced tax rates and the dividends-received deduction in their particular circumstances.

Sale, Redemption or Other Disposition of Series A Preferred Stock

For U.S. federal income tax purposes, gain or loss realized by a U.S. Holder on the sale or other disposition (other than a redemption) of Series A Preferred Stock will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the Series A Preferred Stock for more than one year as of the date of disposition. The amount of the U.S. Holder’s gain or loss will be equal to the difference between the amount realized (excluding any declared but unpaid distributions treated as dividends for U.S. federal income tax purposes, which will generally be taxable to a U.S. Holder in the manner described under “—Distributions” above) on the disposition and the U.S. Holder’s adjusted tax basis in the Series A Preferred Stock disposed of.

A redemption will be taxed in the same manner as a distribution (as described above under “—Distributions”) unless the redemption (i) results in a “complete termination” of the U.S. Holder’s equity interest in us or (ii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. If a U.S. Holder owns none or only an insubstantial amount of our voting stock (actually or constructively, based on certain attribution rules), and does not exercise any control or management over our affairs, it is likely that the redemption of Series A Preferred Stock would be considered “not essentially equivalent to a dividend.” If a redemption is not taxed in the same manner as a distribution, it will be taxed in the same manner as a sale or other disposition (as described in the previous paragraph). U.S. Holders should consult their tax advisors regarding the potential tax consequences of a redemption of the Series A Preferred Stock.

Information Reporting and Backup Withholding

Payments of dividends on Series A Preferred Stock, and payments of proceeds from the sale or other disposition of Series A Preferred Stock, generally are subject to information reporting and to backup withholding unless (i) the U.S. Holder is a corporation or other exempt recipient and, if required, establishes its exemption or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service (the “IRS”).

Tax Consequences to Non-U.S. Holders

As used herein, the term “Non-U.S. Holder” means a beneficial owner of Series A Preferred Stock that, for U.S. federal income tax purposes, is a:

•	nonresident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates;

•	a corporation (or other entity taxable as a corporation) not created or organized in the United States or under the laws of the United States or of any state therein (or the District of Columbia); or

•	an estate or trust, other than an estate or trust the income of which is subject to U.S. federal income tax regardless of its source.

A “Non-U.S. Holder” does not include a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of disposition of our common stock. Such an individual is urged to consult his or her own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of Series A Preferred Stock.

Dividends

Distributions paid on the Series A Preferred Stock that are treated as dividends for U.S. federal income tax purposes, as described above in “—Tax Consequences to U.S. Holders—Distributions,” generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide a relevant IRS Form W-8BEN or W-8BEN-E certifying its entitlement to benefits under a treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be taxed in the same manner as a U.S. person, except that the Non-U.S. Holder will be required to provide a properly-executed IRS Form W-8ECI in order to claim an exemption from withholding. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower rate specified in an applicable tax treaty).

Gain on Disposition of Series A Preferred Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized upon the sale, redemption (other than a redemption that is treated as the distribution of a dividend for U.S. federal income tax purposes, as discussed above in “—Tax Consequences to U.S. Holders—Sale, Redemption or Other Disposition of Series A Preferred Stock,” which will be taxed as discussed above in “—Tax Consequences to Non-U.S. Holders—Dividends”) or other disposition of Series A Preferred Stock unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

•	we are or have been a United States real property holding corporation for U.S. federal income tax purposes at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and certain other conditions are met.

We believe we are not, and do not anticipate becoming, a United States real property holding corporation.

If a Non-U.S. Holder is engaged in a trade or business in the United States and gain recognized by the Non-U.S. Holder on a sale or other disposition of Series A Preferred Stock is effectively connected with a conduct of such trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be taxed with respect to such gain in the same manner as a U.S. person. A corporate Non-U.S. Holder recognizing effectively connected gain on a sale may also be subject to a branch profits tax at a rate of 30% (or lower rate specified in an applicable tax treaty).

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on Series A Preferred Stock. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of Series A Preferred Stock and the Non-U.S. Holder may be subject to U.S. backup withholding on dividend payments on Series A Preferred Stock or on the proceeds from a sale or other disposition of Series A Preferred Stock. The Non-U.S. Holder’s provision of a properly completed IRS Form W-8BEN or W-8BEN-E certifying its non-U.S. status will satisfy the certification requirements necessary to avoid backup withholding. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Federal Estate Tax

The estates of nonresident alien individuals (as specifically defined for U.S. federal estate tax purposes) generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, Series A Preferred Stock will be U.S. situs property and therefore will be includible in the U.S. taxable estate of a nonresident alien decedent who owns or possesses certain powers or interests in Series A Preferred Stock (including through certain trusts), unless an applicable estate tax treaty provides otherwise.

FATCA Withholding Tax

Legislation enacted in 2010 (commonly known as “FATCA”) generally imposes withholding at a rate of 30% on certain payments to certain foreign entities (including financial intermediaries) of dividends on and the gross proceeds of dispositions of U.S. stock, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. An intergovernmental agreement between the United States and the foreign entity’s jurisdiction may modify these requirements. Current Treasury regulations implementing this withholding tax will defer the withholding obligation until January 1, 2019 for gross proceeds from dispositions (including redemptions that are not treated as distributions of dividends for U.S. federal income tax purposes) of stock of a U.S. issuer. If withholding applies to the Series A Preferred Stock, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. Holders and Non-U.S. Holders should consult their tax advisers regarding the possible implications of this legislation on their investment in Series A Preferred Stock.

UNDERWRITING

Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as the representatives of the underwriters, have entered into an underwriting agreement dated the date of this prospectus supplement with respect to the Series A Preferred Stock being offered. Subject to the terms and conditions of the underwriting agreement between us and the representatives on behalf of the several underwriters, we have agreed to issue and sell, and the underwriters through their representatives have severally, but not jointly, agreed to purchase from us, the respective number of the shares of Series A Preferred Stock set forth opposite the name of each underwriter below.

Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC	100,000
Goldman, Sachs & Co.	100,000
J.P. Morgan Securities LLC	100,000
Morgan Stanley & Co. LLC	100,000

Total	400,000

Subject to the conditions precedent specified in the underwriting agreement, the underwriters are obligated to take and pay for all of the Series A Preferred Stock offered if any Series A Preferred Stock is taken. The underwriting agreement also provides that, if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering of the Series A Preferred Stock may be terminated.

The following table shows the per-share and total underwriting discounts and commissions to be paid to the underwriters by us.

Per share	$12.50
Total	$5,000,000

Underwriting Discounts and Commissions and Offering Expenses

The Series A Preferred Stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Series A Preferred Stock sold by the underwriters to securities dealers may be sold at a discount of up to $7.50 per share from the initial public offering price. Any such securities dealers may resell Series A Preferred Stock to certain other brokers or dealers at a discount of up to $2.50 per share from the public offering price. If all the Series A Preferred Stock is not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. The offering of the Series A Preferred Stock by the underwriters is subject to receipt and acceptance of the Series A Preferred Stock from us. The underwriters may reject any order in whole or in part.

The aggregate proceeds to us are set forth on the cover page of this prospectus supplement before deducting our expenses. We estimate that we will pay approximately $1.2 million for expenses, excluding underwriting discounts and commissions.

No Listing

The Series A Preferred Stock has no established trading market. The Series A Preferred Stock will not be listed on any securities exchange or automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the Series A Preferred Stock, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Series A Preferred Stock and may discontinue any market making at any time at their sole discretion. Even if a secondary market for the Series A Preferred Stock develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market could be substantial. Accordingly, we cannot make any assurance as to the liquidity of, or trading markets for, the Series A Preferred Stock.

Indemnification and Contribution

We have agreed to indemnify the several underwriters, their respective controlling persons and any affiliate of any such underwriter that is acting as a selling agent of such underwriter in connection with the distribution of the Series A Preferred Stock against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the underwriters (and their respective affiliates and controlling persons) may be required to make in respect of those liabilities.

Price Stabilization and Short Positions and Penalty Bids

In connection with the offering, the underwriters may purchase and sell shares of our Series A Preferred Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Series A Preferred Stock than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Series A Preferred Stock in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Series A Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the Series A Preferred Stock made by the underwriters in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Series A Preferred Stock sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Series A Preferred Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our Series A Preferred Stock. As a result, the price of our Series A Preferred Stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series A Preferred Stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice, once they are commenced.

Affiliations with Underwriters

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us in the ordinary course of business, for which they received or will receive customary fees and expenses.

Certain of the underwriters and their affiliates are lenders or agents under our senior secured revolving credit facility. In the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and/or instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

The underwriters intend to offer the Series A Preferred Stock for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Series A Preferred Stock for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer to the public of any Series A Preferred Stock which is the subject of the offering contemplated by this prospectus supplement (the “Securities”) may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any Securities may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State: to legal entities which are qualified investors as defined in the Prospectus Directive;

(a)	to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer; or

(b)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in each Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This selling restriction for the European Economic Area is in addition to any other selling restrictions set out in this prospectus supplement.

United Kingdom

Each underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Hong Kong

The Series A Preferred Stock has not been and will not be offered or sold, in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the Series A Preferred Stock has been or will be issued or in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Series A Preferred Stock which is or is intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Japan

The Series A Preferred Stock has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series A Preferred Stock may not be circulated or distributed, nor may the Series A Preferred Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Series A Preferred Stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Series A Preferred Stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Series A Preferred Stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Series A Preferred Stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Settlement

We expect that delivery of the Series A Preferred Stock will be made against payment thereof on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the seventh business day following the pricing of the Series A Preferred Stock (such settlement cycle being herein referred to as “T + 7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series A Preferred Stock on the date of pricing or any of the next three succeeding business days will be required, by virtue of the fact that the Series A Preferred Stock initially will settle T + 7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Preferred Stock who wish to trade the Series A Preferred Stock on the date of pricing of the Series A Preferred Stock or any of the next three succeeding business days should consult their own advisor.

VALIDITY OF SECURITIES

Certain legal matters relating to the Series A Preferred Stock offered hereby will be passed upon for E*TRADE by Davis Polk & Wardwell LLP, Menlo Park, California. Cahill Gordon & Reindel LLP, New York, New York, is representing the underwriters.

EXPERTS

The consolidated financial statements incorporated herein by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus supplement (excluding, in each case, any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K unless specifically incorporated by reference below):

(a)	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 24, 2016;

(b)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 4, 2016 and August 4, 2016, respectively;

(c)	the portions of our Definitive Proxy Statement on Schedule 14A for our 2016 annual meeting of stockholders that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016; and

(d)	our Current Reports on Form 8-K filed with the SEC on May 13, 2016, June 15, 2016 and June 27, 2016.

Any statement contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

You may request a copy of these filings at no cost by writing or telephoning the office of Investor Relations, E*TRADE Financial Corporation, 1271 Avenue of the Americas, 14th Floor, New York, New York 10020-1302, (646) 521-4340. Information about us, including our SEC filings, is also available at our website at www.etrade.com. However, the information on, or accessible through, our website is not a part of, or incorporated by reference in, this prospectus supplement or the accompanying prospectus and should not be relied upon in determining whether to make an investment in our securities.

PROSPECTUS

E*TRADE Financial Corporation

Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts and Units

We may issue shares of our common stock and preferred stock, debt securities, warrants, purchase contracts and units, and we or any selling security holders may offer and sell these securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and the applicable prospectus supplement before you invest.

We and any selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ETFC.” On May 6, 2015, the last reported sale price on the NASDAQ Global Select Market for our common stock was $28.46.

Investing in these securities involves certain risks. See “Item 1A. Risk Factors” beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2014 incorporated by reference herein. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2015

We have not authorized anyone to provide you any information other than that contained in or incorporated by reference in this prospectus, any supplement hereto, or any related free writing prospectus issued by us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the cover of this prospectus.

We refer to E*TRADE Financial Corporation in this prospectus as “E*TRADE,” the “Company,” “we,” “us,” “our” or comparable terms. All such references refer to E*TRADE Financial Corporation and its consolidated subsidiaries unless expressly indicated or the context otherwise requires.

THE COMPANY

E*TRADE Financial Corporation is a financial services company that provides brokerage and related products and services primarily to individual retail investors under the brand “E*TRADE Financial.” We also provide investor-focused banking products, primarily sweep deposits, to retail investors. Our competitive strategy is to attract and retain customers by emphasizing a hybrid model of digital and technology-intensive channels, backed by professional support and guidance.

Our corporate offices are located at 1271 Avenue of the Americas, 14th Floor, New York, New York 10020. We were incorporated in California in 1982 and reincorporated in Delaware in July 1996. We had approximately 3,200 employees at December 31, 2014. We operate directly and through numerous subsidiaries, many of which are overseen by governmental and self-regulatory organizations. Our most significant subsidiaries are described below:

•	E*TRADE Securities LLC is a registered broker-dealer and is the primary provider of brokerage products and services to our customers;

•	E*TRADE Clearing LLC is the clearing firm for our brokerage subsidiaries and its main purpose is to clear and settle securities transactions for customers of E*TRADE Securities LLC;

•

E*TRADE Bank is a federally chartered savings bank utilized by E*TRADE’s broker-dealers to maximize the value of customer deposits. It provides our customers with Federal Deposit Insurance Corporation (“FDIC”) insurance on a certain amount of customer deposits and provides other banking products to our customers; and

•	E*TRADE Financial Corporate Services is an operating subsidiary of the parent company and is the provider of software and services for managing equity compensation plans to our corporate customers.

Our two primary U.S. broker-dealers, E*TRADE Clearing LLC and E*TRADE Securities LLC, became operating subsidiaries of E*TRADE Bank in 2007 and 2009, respectively. As a result, the vast majority of our revenue-generating operations resided within E*TRADE Bank and its subsidiaries, making capital distributions to our parent company reliant on approvals from our banking regulators. We recently received regulatory approval to move both E*TRADE Clearing LLC and E*TRADE Securities LLC out from under E*TRADE Bank. This revised organizational structure provides increased capital flexibility as it enables us to dividend excess regulatory capital at our broker-dealers to the parent company. E*TRADE Securities LLC was moved from under E*TRADE Bank in February 2015 and we plan to move E*TRADE Clearing LLC in the second half of 2015.

We provide services to customers through our website at www.etrade.com, our desktop software E*TRADE Pro, and our mobile applications. We also provide services through our network of customer service representatives and financial consultants, over the phone or in person through our 30 E*TRADE branches. Information on our website is not a part of this prospectus supplement.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we or selling security holders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or selling security holders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement, update or amend information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 24, 2015;

(b)	the portions of the Definitive Proxy Statement on Schedule 14A for the 2015 annual meeting of stockholders incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2014;

(c)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 6, 2015; and

(d)	our Current Reports on Form 8-K filed with the SEC on January 15, 2015, March 5, 2015, and March 17, 2015.

Any statements contained in a previously filed document incorporated by reference into this prospectus are deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

You may request a copy of these filings at no cost by writing or telephoning the office of Investor Relations, E*TRADE Financial Corporation, 1271 Avenue of the Americas, 14th Floor, New York, New York 10020, (646) 521-4340. Information about us, including our SEC filings, is also available at our website at www.etrade.com. However, the information on our website is not a part of, or incorporated by reference in, this prospectus or any prospectus supplement that we file and should not be relied upon in determining whether to make an investment in our securities.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus and in the documents we incorporate herein by reference may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Statements in this prospectus that are not statements of historical facts are hereby identified as forward-looking statements for these purposes. In particular, statements that we make under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 relating to our overall volume trends, regulatory trends, industry forces, loan losses, margin trends, deleveraging efforts, debt reduction plans, capital plans, anticipated capital expenditures and liquidity, and our strategies are forward-looking statements. When used in this document, the words “may,” “believe”, “expect”, “intend,” “anticipate”, “estimate”, “project”, “plan”, “should” and similar expressions are intended to identify forward-looking statements.

These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. We disclaim any duty to update any forward-looking statements. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements are set forth under “Risk Factors” and discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2014:

•	adverse changes in governmental regulations or enforcement practices, including those that may result from the implementation and enforcement of recently enacted regulatory reform legislation;

•	our potential inability to service our substantial indebtedness and, if necessary, to raise sufficient additional capital, and the potential negative regulatory consequences that may result therefrom;

•	potential increases in our provision for loan losses due to changes in the residential real estate and credit markets and other dynamics that impact the provision;

•	our potential inability to retain our current customer assets and accounts;

•	our potential inability to reduce the credit risk in our loan portfolio;

•	liabilities and costs associated with investigations and lawsuits;

•	our dependence on payments from our subsidiaries, many of which are subject to laws and regulations that authorize regulatory bodies to block or reduce the flow of funds to us;

•	our potential inability to compete effectively;

•	our potential inability to manage the effects of changes in interest rates;

•	adverse changes in general economic conditions, including fluctuations in interest rates;

•	other factors described elsewhere in this prospectus supplement or in our current and future filings with the SEC.

We have no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks. New information, future events or risks may cause the forward-looking events we discuss in this prospectus not to occur.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes, including, but not limited to, repayment of indebtedness, funding our operations and financing capital expenditures. We may also invest the proceeds in certificates of deposit, U.S. government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the related prospectus supplement.

We will not receive any proceeds from sales of securities offered by any selling security holders under this prospectus.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. The terms of our corporate debt currently prohibit the payment of dividends and will continue to prohibit the payment of dividends for the foreseeable future.

RATIO OF EARNINGS (LOSS) TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges:

	For the Three Months Ended March 31, 2015	For the Year Ended December 31,
		2014	2013	2012		2011	2010
Ratio of earnings (loss) to fixed charges	1.84	2.39	1.53	(a	)	1.38	(b	)

The ratio of earnings (loss) to fixed charges is computed by dividing fixed charges into income (loss) before income taxes less equity in the income (loss) of investments plus fixed charges. Fixed charges include, as applicable, interest expense, amortization of debt issuance costs, and the estimated interest component of rent expense (calculated as one-third of net rent expense). We do not have any shares of preferred stock outstanding, so our ratio of earnings (loss) to fixed charges and preferred stock dividends (or related coverage deficiency) is equal to our ratio of earnings (loss) to fixed charges (or related coverage deficiency).

(a)	Earnings for the year ended December 31, 2012 were inadequate to cover fixed charges. The coverage deficiency was $132 million.

(b)	Earnings for the year ended December 31, 2010 were inadequate to cover fixed charges. The coverage deficiency was $2 million.

DESCRIPTION OF COMMON STOCK

As used in this section of the prospectus and under the captions “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units,” the terms “we,” “us” and “our” refer only to E*TRADE and not to any existing or future subsidiaries of E*TRADE.

The following description of our common stock is based upon our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), our Amended and Restated Bylaws (“Bylaws”) and applicable provisions of law as currently in effect. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation is incorporated in the registration statement of which this prospectus forms a part by reference to an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and an exhibit to our Current Report on Form 8-K filed May 11, 2012. The Bylaws are incorporated in the registration statement of which this prospectus forms a part by reference to an exhibit to our Current Report on Form 8-K filed July 1, 2014. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

Certain provisions of the Delaware General Corporation Law (“DGCL”), the Certificate of Incorporation and the Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for its shares.

General

Our authorized capital stock consists of 400,000,000 shares of common stock, $0.01 par value per share and 1,000,000 shares of preferred stock, $0.01 par value per share. As of March 9, 2015, we had outstanding 289,851,469 shares of our common stock. As of March 9, 2015, we had 971 stockholders of record.

Each holder of common stock is entitled to one vote per share held on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available for the payment of dividends. If we liquidate, dissolve or wind up our business, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock to be issued upon completion of any offering of our common stock under this prospectus will be fully paid and non-assessable.

Anti-Takeover Effects or Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that could discourage potential takeover attempts and make more difficult attempts by stockholders to change management.

Our Certificate of Incorporation and Bylaws currently permit the board to create new directorships and to elect new directors to serve for a term expiring at the next annual meeting of stockholders. In uncontested elections, each director must be elected to the board by the majority of the votes cast with respect to the director’s election, and must submit his or her resignation to the board if he or she does not obtain the required majority. The board has the power to decide whether or not to accept the resignation, but must publicly disclose its decision and, if the resignation is rejected, its rationale within 90 days following certification of the stockholder vote. The board (or its remaining members, even though less than a quorum) is also empowered to fill vacancies on the board occurring for any reason, including a vacancy from an enlargement of the board; however, a vacancy created by the removal of a director by the stockholders or court order may be filled only by the vote of a majority of the shares at a meeting at which a quorum is present. Any director so elected according to the preceding sentence shall hold office for a term expiring at the next annual meeting of stockholders. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Our Certificate of Incorporation provides that stockholders may take action only at an annual meeting or special meeting and may not take action by written consent. Special meetings of our stockholders may only be called by our Chairman of the Board, our President, a majority of the number of directors constituting the full board, or the holders of not less than 10% of our outstanding voting stock.

Under the terms of our Bylaws, stockholders who intend to present business or nominate persons for election to the board at annual meetings of stockholders must provide notice to our corporate secretary no more than 150 days and no less than 120 days prior to the date of the proxy statement for the prior annual meeting, as more fully set forth in our Bylaws.

Our Certificate of Incorporation provides that, in addition to the requirements of the Delaware General Corporation Law described below, any business combination with an interested stockholder, as these terms are defined in our Certificate of Incorporation and summarized below, requires the affirmative vote of two-thirds of the outstanding voting stock, unless two-thirds of the number of directors constituting the full board approve the transaction.

A business combination is defined for purposes of this provision of our Certificate of Incorporation as:

•

a merger or consolidation of us or any of our subsidiaries with an interested stockholder or with a corporation that is or would become an affiliate or associate, with these terms defined for purposes of this provision of our Certificate of Incorporation as they are defined in the Exchange Act, of an interested stockholder,

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with, or proposed by or on behalf of, an interested stockholder or any affiliate or associate of an interested stockholder involving any assets of ours or our subsidiaries that constitute 5% or more of our total assets,

•

the issuance or transfer by us or by any of our subsidiaries of any of our or their securities to, or proposed by or on behalf of, an interested stockholder or any affiliate or associate of an interested stockholder in exchange for cash, securities or other property that constitute 5% or more of our total assets,

•

the adoption of any plan or proposal for our liquidation or dissolution or any spin-off or split-up of any kind of us or any of our subsidiaries, proposed by or on behalf of an interested stockholder or an affiliate or associate of an interested stockholder, or

•

any reclassification, recapitalization, or merger or consolidation of us with any of our subsidiaries or any similar transaction that has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (i) any class of equity securities of us or any of our subsidiaries or (ii) any class of securities of us or any of our subsidiaries convertible into equity securities of us or any of our subsidiaries which are directly or indirectly owned by an interested stockholder or an affiliate or associate of an interested stockholder.

An interested stockholder is defined for purposes of this provision of our Certificate of Incorporation as an individual, corporation or other entity which, as of the record date for notice of the transaction or immediately prior to the transaction:

•	is one of our associates or affiliates and at any time within the prior two-year period was the beneficial owner, directly or indirectly, of 10% or more of our outstanding voting securities, or

•	is, or was at any time within the prior two-year period, the beneficial owner, directly or indirectly, of 10% or more of our outstanding voting securities, or

•	is under circumstances described in more detail in our Certificate of Incorporation, an assignee of any of the persons described above.

A person is the beneficial owner of any voting securities which:

•	that person or any of its affiliates or associates, beneficially owns, directly or indirectly,

•

that person or any of its affiliates or associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or the right to vote pursuant to any agreement, arrangement or understanding, or

•

are beneficially owned, directly or indirectly, by any other person with which the person in question or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock.

As described below under “Description of Preferred Stock,” our Board of Directors has the authority to issue preferred stock in one or more series and to fix the powers, rights, designations, preferences, qualifications, limitations and restrictions applicable to the preferred stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing potential takeover attempts without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

These provisions of our Certificate of Incorporation and Bylaws as currently in effect may deter any potential unfriendly offers or other efforts to obtain control of us that are not approved by our Board of Directors. Such provisions could deprive our stockholders of opportunities to realize a premium on their common stock and could make removal of incumbent directors more difficult. At the same time, these provisions may have the effect of inducing any persons seeking to control us or seeking a business combination with us to negotiate terms acceptable to our Board of Directors. These provisions of our Certificate of Incorporation and Bylaws can be changed or amended, in the case of our Certificate of Incorporation, only by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock and, in the case of our Bylaws, only by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock or the affirmative vote of two-thirds of the total number of directors we would have, assuming no directorships were vacant at the time of the vote.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	any merger or consolidation involving the corporation or any majority-owned subsidiary and the interested stockholder;

•

subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any majority-owned subsidiary of any stock of the corporation or of such subsidiary to the interested stockholder;

•

any transaction involving the corporation or any majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•

the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary.

In general, Section 203 defines “interested stockholder” to be any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original Certificate of Incorporation or in an amendment to its Certificate of Incorporation or Bylaws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Delaware as Sole and Exclusive Forum

Our Bylaws provide that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf us, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (c) any action asserting a claim against us or our officers, directors or employees arising pursuant to any provision of the Delaware General Corporation Law or our Certificate of Incorporation or Bylaws or (d) any action asserting a claim against us or our officers, directors or employees governed by the internal affairs doctrine. As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction. Although our Bylaws contain the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, N.A.

Listing

Our common stock is listed for trading on the NASDAQ Global Select Market under the trading symbol “ETFC.”

DESCRIPTION OF PREFERRED STOCK

This prospectus describes certain general terms and provisions of our preferred stock. When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designation relating to each series of preferred stock and is also subject to our Certificate of Incorporation.

Under our Certificate of Incorporation, our board of directors has the authority to:

•	create one or more series of preferred stock;

•	issue shares of preferred stock in any series up to the maximum number of shares of preferred stock authorized; and

•	determine the preferences, rights, privileges and restrictions of any series.

Our board may issue authorized shares of preferred stock, as well as authorized but unissued shares of common stock, without further stockholder action, unless stockholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.

The prospectus supplement will describe the terms of any preferred stock being offered, including:

•	the number of shares and designation or title of the shares;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•

whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;

•	the place or places where dividends and other payments on the preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.

Our Board of Directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminates against a then-existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further stockholder action.

The transfer agent for each series of preferred stock will be described in the relevant prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case to be entered into between us and The Bank of New York Mellon Trust Company, N.A. as trustee. The senior indenture and the subordinated indenture are referred to herein as the “indentures.” The terms of our debt securities will include those set forth in the applicable indenture and those made a part thereof by the Trust Indenture Act of 1939, as amended.

Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the indentures and any supplemental indentures thereto or officer’s certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The senior indenture and the subordinated indenture will be substantially in the forms included as exhibits to the registration statement of which this prospectus is a part.

General

The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our Senior Indebtedness (including senior debt securities), as described under the heading “Certain Terms of the Subordinated Debt Securities—Subordination.”

We conduct most of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay principal or interest on the debt securities, to pay the debt securities at maturity or upon redemption or to buy the debt securities may depend on our subsidiaries repaying investments and advances we have made to them, and on our subsidiaries’ earnings and their distributing those earnings to us. The debt securities will be effectively subordinated to all obligations (including trade payables and preferred stock obligations) of our subsidiaries. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and regulatory and contractual restrictions. The indentures will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

The debt securities will be our unsecured obligations. Our secured debt and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

You should look in the prospectus supplement for any additional or different terms of the debt securities being offered, including the following terms:

•	the debt securities’ designation;

•	the aggregate principal amount of the debt securities;

•	the percentage of their principal amount (i.e. price) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•

the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which we may otherwise be required to redeem the debt securities;

•	the form of the debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption if we must pay such additional amounts in respect of any debt security;

•	the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

•

the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•

the terms and conditions upon which conversion or exchange of the debt securities may be effected, if any, including the initial conversion or exchange price or rate and any adjustments thereto and the period or periods when a conversion or exchange may be effected;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

•

any other terms of the debt securities, including any terms which may be required by or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities); provided that if such additional debt securities are not fungible with the initial debt securities of such series offered hereby for U.S. federal income tax purposes, such additional debt securities will have a separate CUSIP number.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. Certain U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants

Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions which may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default

An event of default for any series of senior debt securities is defined under the senior indenture as being:

•

our default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon acceleration, redemption, or otherwise, if that default continues for a period of five days (or such other period as may be specified for such series);

•

our default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 60 days (or such other period as may be specified for such series);

•

our default in the performance of or breach of any of our other covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 consecutive days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	there occurs any other event of default provided for in such series of senior debt securities;

•	a court having jurisdiction enters a decree or order for:

•	relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

•	appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for all or substantially all of our property and assets; or

•	the winding up or liquidation of our affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

•	we:

•

commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

•

consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ours for all or substantially all of our property and assets; or

•	effect any general assignment for the benefit of creditors.

The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the last two bullet points above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable.

If an event of default specified in the last two bullet points above occurs with respect to us and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the senior debt securities of all series then outstanding under the senior indenture (treated as one class) may, by written notice to us and to the trustee, if such notice is given by the holders, declare the entire principal amount of and accrued interest, if any, on each series of senior debt securities then outstanding to be immediately due and payable.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class (or of all the senior debt securities, as the case may be, voting as a single class). Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.

Discharge and Defeasance

The senior indenture provides that, unless the terms of any series of senior debt securities provide otherwise, we may discharge our obligations with respect to a series of senior debt securities and the senior indenture with respect to such series of senior debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture;

•

all senior debt securities of such series previously authenticated and delivered with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by us under the senior indenture; or

•

the senior debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, and we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the senior debt securities of such series, for that purpose, the entire amount in cash or, in the case of any series of senior debt securities payments on which may only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest in such amounts and at such times as will insure the availability of cash), sufficient, after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the senior debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the senior indenture.

With respect to the first and second bullet points, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee under the senior indenture shall survive. With respect to the third bullet point, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

Unless the terms of any series of senior debt securities provide otherwise, on the 121st day after the date of deposit of the trust funds with the trustee, we will be deemed to have paid and will be discharged from any and all obligations in respect of the series of senior debt securities provided for in the funds, and the provisions of the senior indenture will no longer be in effect with respect to such senior debt securities (“legal defeasance”); provided that the following conditions shall have been satisfied:

•

we have irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the senior debt securities of such series, for payment of the principal of and interest on the senior debt securities of such series, cash in an amount or, in the case of any series of senior debt securities payments on which can only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest at such times and in such amounts as will insure the availability of cash) or a combination thereof sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay and discharge the principal of and accrued interest on the senior debt securities of such series to maturity or earlier redemption, as the case may be, and any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the senior indenture and the senior debt securities of such series;

•

such deposit will not result in a breach or violation of, or constitute a default under, the senior indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no default or event of default with respect to the senior debt securities of such series shall have occurred and be continuing on the date of such deposit;

•

we shall have delivered to the trustee either an officer’s certificate and an opinion of counsel that the holders of the senior debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of our exercising our option under this provision of the senior indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or a ruling by the Internal Revenue Service to the same effect; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the senior indenture relating to the contemplated defeasance of the senior debt securities of such series have been complied with.

Subsequent to the legal defeasance above, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. After such senior debt securities are no longer outstanding, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

Modification and Waiver

We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of another corporation to us, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

•

to cure any ambiguity, defect, or inconsistency in the senior indenture or in any supplemental indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders of the senior debt securities of any series in any material respect, or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or a prospectus supplement;

•	to comply with the provisions described under “—Certain Covenants—Consolidation, Merger and Sale of Assets”;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to make any change that is necessary or desirable provided that such change shall not adversely affect the interests of the holders of the senior debt securities of any series in any material respect;

•

to add to our covenants new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any other change that does not adversely affect the rights of any holder.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	changes the stated maturity of the principal of, or any installment of interest on, any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, or interest on, any senior debt securities of such series;

•	changes the place or currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

•

changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of any senior debt securities of such series on or after the due date therefor;

•

reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

•	waives a default in the payment of principal of or interest on the senior debt securities;

•	adversely affects the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder; or

•

modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification.

It shall not be necessary for the consent of the holders under this section of the senior indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors

The senior indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer or director of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee

The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

We have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The senior indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination

The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•

all of the indebtedness of that person for money borrowed, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles as in effect on the date of the subordinated indenture;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of E*TRADE, the trustee, any warrant agent, unit agent or any other agent of E*TRADE, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based on directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

SELLING SECURITY HOLDERS

Selling security holders, including their transferees, pledgees or donees or their successors (all of whom may be selling security holders), may from time to time offer and sell pursuant to this prospectus any or all of the securities. When we refer to the “selling security holders” in this prospectus, we mean the selling security holders we may name in a prospectus supplement, as well as their respective transferees, pledgees or donees or their successors.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had with us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities being offered hereby in any of the following manners or any manner specified in a prospectus supplement:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or any selling security holder in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we or the selling security holder, as applicable, will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us or any selling security holder in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

The selling security holders may also transfer, devise or gift the securities by other means not described in this prospectus. Furthermore, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or other exemptions from registration under of the Securities Act may be sold pursuant to such exemption rather than pursuant to this prospectus.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

E*TRADE Financial Corporation

Fixed-to-Floating Rate Non-Cumulative

Perpetual Preferred Stock, Series A

PROSPECTUS SUPPLEMENT

Credit Suisse	Goldman, Sachs & Co.	J.P. Morgan	Morgan Stanley

August 16, 2016